EXHIBIT 99.1

 A copy of this amended and restated preliminary prospectus has been filed with the securities regulatory authority in the Province of Alberta but has not yet become final. Information contained in this amended and restated  preliminary prospectus may not be complete and may have to be amended.

This prospectus does not constitute a public offering of any securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

“Amended and restated preliminary prospectus dated December 6, 2011, amending and restating the preliminary prospectus dated November 30, 2011.”

Non-Offering Prospectus

BLACK TUSK MINERALS INC.

No securities are being offered pursuant to this prospectus.

This amended and restated preliminary prospectus (the “Prospectus”) is being filed with the securities regulatory authorities in the province of Alberta to enable Black Tusk Minerals Inc. (the “Company”) to become a reporting issuer pursuant to applicable securities legislation in the province of Alberta, notwithstanding that no sale of its securities is contemplated herein.

Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this Prospectus will be paid by the Company from its general corporate funds.

The Company’s common stock is quoted in the United States on the Over The Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority “FINRA”. The OTCBB is not considered a “national exchange”.  Our symbol is “BKTK”. As of December 6, 2011, the last sale on the OTCBB was US$0.11.

Our common stock began trading on the OTCBB on February 1, 2008. Accordingly, there is only a very limited trading history for our common stock. Further, the market for shares in our common stock is limited because only a small number of our outstanding shares are available for trading in the public market. Until a larger secondary market for our common stock develops, the price of our common stock may fluctuate substantially. Please see “Risk Factors”.

No underwriter has been involved in the preparation of the Prospectus or performed any review or independent due diligence of the contents of the Prospectus.

The Company is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada. Although the Company has appointed The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada, 89511, as its agent for service of process in the United States it may not be possible for investors to enforce judgements obtained in Canada against the Company.

TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements	3
Glossary of Terms	4
Glossary of Terms Relating to Mining and Mineral Properties	6
Conversions	7
Currency	7
SUMMARY OF PROSPECTUS	7
Principal Business	7
Use of Proceeds	7
Risk Factors	7
Selected Financial Information	9
CORPORATE STRUCTURE	10
Name, Address and Incorporation	10
Intercorporate Relationships	10
DESCRIPTION OF BUSINESS	11
Description of Business	11
Three Year History	11
Description of the Peru Properties	12
USE OF PROCEEDS	19
Business Objectives and Milestones	19
DIVIDENDS	19
MANAGEMENT’S DICSCUSSION AND ANALYSIS	19
MD&A For the Fiscal Year Ended May 31, 2011	19
MD&A For the Quarterly Period Ended August 31, 2011	24
MD&A For the Fiscal Year Ended May 31, 2010	33
DESCRIPTION OF SHARE CAPITAL	37
Common Shares	38
Debt Securities	38
CONSOLIDATED CAPITALIZATION	38
Consolidated Capitalization	38
OPTIONS TO PURCHASE SECURITIES	39
Options to Purchase Securities	39
PRIOR SALES	42
Prior Sales	42
Trading Price and Volume	43
ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER	43
PRINCIPAL SECURITYHOLDERS	43
Principal Securityholders	43
DIRECTORS AND EXECUTIVE OFFICERS	44
Name, Occupation and Security Holding	44
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	45
Conflicts of Interest	46
Management of Junior Issuers	46
EXECUTIVE COMPENSATION	47
Compensation Discussion and Analysis	47
Narrative Disclosure to Summary Compensation Table	48
Other Compensation Information	48
Outstanding Equity Awards at Fiscal Year-End	48
Retirement, Resignation or Termination Plans	49
Compensation of Directors	49
Employment Contracts and Termination of Employment and Change-In-Control Arrangements	50
Compensation Committee	50
Compensation Committee Report	50
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	50
Aggregate Indebtedness	50
AUDIT COMMITTEES AND CORPORATE GOVERNANCE	50

Audit Committees	50
Corporate Governance	54
PLAN OF DISTRIBUTION	56
Name of Underwriters	56
RISK FACTORS	56
Risk Factors	56
PROMOTERS	62
Promoters	62
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	63
Legal Proceedings	63
Regulatory Actions	63
INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	63
Interests of Management and Others in Material Transactions	63
AUDITORS, TRANSFER AGENTS AND REGISTRARS	63
Auditors	63
Transfer Agent and Registrar	63
MATERIAL CONTRACTS	63
Documents Affecting the Rights of Security Holders	63
Material Contracts	63
EXPERTS	64
Names of Experts	64
Interest of Experts	64
OTHER MATERIAL FACTS	64
Other Material Facts	64
FINANCIAL STATEMENT DISCLOSURE	65
SIGNIFICANT ACQUISITIONS	65
CERTIFICATE OF THE COMPANY	65
AUDITORS’ CONSENT	66
Appendix “A”	67

Cautionary Note Regarding Forward Looking Statements

This Prospectus and the exhibits attached hereto contain "forward-looking statements". Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	Our failure to obtain additional financing;
•	Our inability to continue as a going concern;
•	The unique difficulties and uncertainties inherent in the mineral exploration business;
•	The inherent dangers involved in mineral exploration;
•	Our officer’s inability or unwillingness to devote a sufficient amount of time to our business operations;
•	Environmental, health and safety laws in Peru;
•	Governmental regulations and processing licenses in Peru;

•	Uncertainty as to the termination and renewal of our Peruvian mining concessions;
•	Our drilling and exploration program and Banking Feasibility Study;
•	Our development projects in Peru;
•	Peruvian economic and political conditions;
•	The Peruvian legal system;
•	Native land claims in Peru;
•	Natural hazards in Peru; and
•	Our common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled "Risk Factors", "Description of Business" and "Management's Discussion and Analysis" of this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

Glossary of Terms

“2009 Technical Report” means the technical report dated August 28, 2009 entitled “Geological Evaluation of the Huanza Property”, prepared pursuant to the provisions of National Instrument 43-101 by Glen MacDonald P.Geo;

“2009 Plan” means the Company’s 2009 Nonqualified Stock Option Plan adopted the Company’s Board of Directors on August 24, 2009 and approved by the Company’s shareholders on November 16, 2009;

“2011 Plan” means the Company’s 2011 Nonqualified Stock Option Plan adopted the Company’s Board of Directors on March 17, 2011 and approved by the Company’s shareholders on April 29, 2011;

“Cedron’s” means Jorge Carlos Cedron Morales, Rafael Eduardo Cedron Morales and Mario Fernando Cedron Lassus;

“Cedron Units” means the Company’s issuance of 66,667 units to the Cedron’s at a price of $0.15 per unit on September 28, 2011, in partial consideration of services provided;

“Common Shares” means the shares of common stock in the capital of the Company;

“Company” means Black Tusk Minerals Inc., a company incorporated under the laws of the state of Nevada;

“Concession” means, under Peruvian law, a specific staked area that has been granted a title from the Peruvian mining authorities that allows its holder to carry out exploration and exploitation activities within the area;

“EDGAR” means the system for Electronic Data Gathering, Analysis and Retrieval accessible at www.sec.gov;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

“FINRA” means the Financial Industry Regulatory Authority in the United States;

“Huanza Technical Report” means the technical report dated February 2011 entitled “Geological Evaluation of the Huanza Property”, prepared pursuant to the provisions of National Instrument 43-101 by Glen MacDonald P.Geo;

“INGEMMET” means the Instituto Geológico Minero y Metalúrgico, a Peruvian mining authority;

“Magellan” means Magellan Management Company, a private British Columbia company owned by Gavin Roy;

“Magellan Debt” means expenses paid by Magellan on behalf of the Company and advances provided to the Company in the amount of $261,032;

“Magellan Placement” means the Company’s issuance of 5,559,713 units to Magellan at a price of $0.05 per unit on February 8, 2011, in consideration of the cancellation of the Magellan Debt;

“Master Purchase Agreement” means the mineral property purchase agreement dated December 5, 2007 between the Company, Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla, respecting the acquisition of the Peru Properties;

“MD&A” means management’s discussion and analysis;

“NSR Royalty” means the royalty on the net smelter returns upon commercial production;

“NI 43-101” means National Instrument 43-101 (Standards of Disclosure for Mineral Projects);

“OTCBB” means the Over The Counter Bulletin Board, which is sponsored by the Financial Industry Regulatory Authority in the United States;

“Pediment” means, under Peruvian law, a specific area staked for future development of mining activities that is yet to be granted a mining concession title with the Peruvian mining authorities;

“Peru Transfer Agreement” means the Mining Concessions and Claims Transfer Agreement dated December 5, 2007, between the Company, Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla governing the transfer and registration of the Peru Properties under Peruvian law;

“Peru Properties” means the Company’s 19 mining concessions located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru;

“Qualified Person” A qualified person is defined in NI 43-101 as an individual who is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development or operation or mineral project assessment, or any combination of these; has experience relevant to the subject matter of the mineral project and the technical report; and is a member in good standing of a professional association.

“Prospectus” means this preliminary prospectus and any appendices, schedules or attachments hereto;

“Rescission and Conditional Purchase Agreements” means the rescission and conditional purchase agreements between the Company and Magellan entered into on March 30, 2011 and April 14, 2011;

“Rescission Units” means a portion of the Magellan Placement rescinded and cancelled pursuant to the Rescission and Conditional Purchase Agreements;

"SEC" means the Securities and Exchange Commission of the United States of America;

"Securities Act" means the Securities Act of 1933 of the United States of America, as amended;

“SEDAR” means the System for Electronic Document Analysis and Retrieval accessible at www.sedar.com;

“Subsidiary” means Black Tusk Minerals Peru SAC, a company incorporated under the laws of the Republic of Peru;

“TSX.V” means the TSX Venture Exchange;

 “U.S. Dollar” means the currency of the United States;

 “U.S. GAAP” means accounting principles generally accepted in the United States;

“USGS” means the United States Geological Survey;

“Validity Fees” means annual payments under the General Mining Law of Peru which must be paid in order to maintain mining pediments or concessions in good standing.

“Warrants” means shares of common stock of the Company issued upon the proper exercise of the Warrants.

Glossary of Terms Relating to Mining and Mineral Properties

Alteration	Any change in the mineralogic composition of a rock brought about by physical or chemical means.
Andesitic	An extrusive igneous, volcanic rock.
Argillic	Pertaining to clay or clay minerals.
Basalt	A fine-grained igneous rock dominated by dark-colored minerals.
Calcite	A mineral composed of calcium carbonate, CaCO3.
Chlorite	Family of tetrahedral sheet silicates of iron, magnesium, and aluminum, characteristic of low-grade metamorphism.
Cu	Chemical symbol for copper.
Dacite	A fine-grained extrusive rock with the same general composition as andesite, but having a less calcic plagioclase and more quartz.
Dyke	A long and relatively thin body of igneous rock that, while in the molten state, intruded a fissure in older rocks.
Epidote	A basic silicate of aluminum, calcium, and iron.
Epithermal veins	Hydrothermal mineral deposit formed within about 1 kilometre of the Earth's surface.
Fault	A fracture or a fracture zone in crustal rocks along which there has been displacement of the two sides relative to one another parallel to the fracture.
Folding	The formation of folds in rocks.
Fossiliferous Calcareous Sediments	Fossilized sediments that contain as much as 50% calcium carbonate.
Au	Chemical symbol for gold.
Granitic	Pertaining to or composed of granite.
Hydrothermal Alteration	Alteration of rocks or minerals by the reaction of hydrothermal water with preexisting solid phases.
Intrusive	A body of igneous rock formed by the consolidation of magma intruded into other rocks.
Pb	Chemical symbol for lead.
Lower Creataceous	The earlier or lower of the two major divisions of the Cretaceous period. It is usually considered to stretch from 146 to 100 million years ago.
Mafic Minerals	Pertaining to or composed dominantly of the ferromagnesian rock-forming silicates.
Mantos	A flat-lying, bedded deposit; either a sedimentary bed or a replacement strata-bound orebody.
Siliceous	containing or resembling silica or a silicate.
Polymetallic Sulphide	A sulfide deposit rich in copper, zinc, lead, silver, or gold, which forms as a result of hydrothermal activity.
Porphyritic	Containing relatively large isolated crystals in a mass of fine texture.
Precambrian	Rocks older than the Cambrian age. Refers to the great shield-shaped areas of ancient mineral-bearing rocks.
Propylitic	The result of low-pressure-temperature alteration around many orebodies.
Quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.
Quatenary Period	The geological time period roughly 2.588 million years ago.
Sedimentary	A type of rock that is formed by sedimentation of material at the earth’s surface.
Sericite	A white, fine-grained potassium mica occurring in small scales as an alteration product of various aluminosilicate minerals.
Shear	A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.
Ag	Chemical symbol for silver.
Skarn	Lime-bearing silicates, of any geologic age, derived from nearly pure limestone and dolomite.
Stratigraphically	Pertaining to the composition, sequence, and correlation of stratified rocks.
Structures	The disposition of the rock formations; i.e., the broad dips, folds, faults, and unconformities at depth.
Subduction	Act of one tectonic unit's descending under another.
Sulfide	A mineral compound characterized by the linkage of sulfur with a metal or semimetal.
Synistral Displacement	The sense of displacement in a strike-slip fault zone where one block is displaced to the left of the block from which the observation is made.
Tertiary	The geological period between 65 to 1.64 million years ago.
Tuffs	Rock composed of fine volcanic ash.
Upper Jurassic	The geological period between 161 to 145 million years ago.

Veins	An epigenetic mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often with associated replacement of the host rock.
Zn	Chemical symbol for zinc.

Conversions

In this Prospectus, both metric and imperial measures are used with respect to mineral properties. Conversion rates from metric to imperial are provided below:

Metric Unit = Imperial Measure		Metric Unit = Imperial Measure
1 hectare	2.47 acres	0.4047 hectare	1 acre
1 metre	3.28 feet	0.3048 metre	1 foot
1 kilometre	0.62 mile	1.609 kilometres	1 mile
1 gram	0.032 ounce (troy)	31.103 grams	1 ounce (troy)
1 tonne	1.102 tons (short)	0.907 tonne	1 ton (short)
1 gram/tonne	0.029 ounce (troy)/ton	34.28 grams/tonne	1 ounce (troy/ton)

Currency

Currency: In this Prospectus all references to "$" or "dollars" mean the U.S. dollar, and unless otherwise indicated all currency amounts in this Prospectus are stated in U.S. dollars.  All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars. Canadian dollar amounts have been converted herein at an exchange rate of US$1 = C$0.95

SUMMARY OF PROSPECTUS

The following is a summary only and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus.

Principal Business

We were incorporated on August 8, 2005 under the laws of the state of Nevada.  Our principal offices are located in Vancouver, British Columbia, Canada.  Our corporate address is 7425 Arbutus Street, Vancouver, British Columbia V6P 5T2, and our telephone number is (360) 930-3910.

Our principal business is the acquisition and exploration of mineral properties. To that end, in 2008, we acquired 19 mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru (“the Peru Properties”). Other than the Peru Properties, the Company has no other properties or rights to acquire properties. Our objective is to increase value of our shares through the acquisition, exploration and potential development of mineral properties, beginning with the Peru Properties. We have not presently determined whether our properties contain economic quantities of minerals. The Company currently has no significant employees other than its officers. The Company currently retains consultants to assist in its operations on an as-needed basis. Please see “Description of Business” for a full description.

Use of Proceeds

Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this Prospectus will be paid by the Company from its general corporate funds. Please see “Use of Proceeds” for a full description.

Risk Factors

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business. Please see “Risk Factors” for a full description.

Risks Related to the Company

•	We have no proven or probable reserves on our property and we may never identify any commercially exploitable mineralization.
•	We have no history of commercial production.
•	We will be required to raise additional capital to fund our exploration programs on our property.
•	Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.
•	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.
•	Increased costs could affect our financial condition.
•	A shortage of equipment and supplies could adversely affect our ability to operate our business.
•
Recent market events and conditions, including disruptions in the U.S. and international credit markets and other financial systems and the deterioration of the U.S. and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.

•	General economic conditions.
•
Actual capital costs, operating costs, production and economic returns may differ significantly from those anticipated and there are no assurances that any future development activities will result in profitable mining operations.

•	Weather conditions could dictate the timing of exploration work on the Peru Properties.
•	We depend on a single property - the Peru Properties.
•	We do not insure against all risks.
•	We compete with larger, better capitalized competitors in the mining industry.
•
Because our officer’s have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Risks Associated with Doing Business in Peru

•	Environmental, health and safety laws and other regulations may increase our costs of doing business, restrict our operations or result in operational delays.
•	Obtaining governmental approvals, licenses and permits is not guaranteed and is largely beyond our control.
•	There is uncertainty as to the termination and renewal of our mining concessions.
•	Drilling, exploration and completing a banking feasibility study (BFS).
•	Development projects.
•	Peruvian economic and political conditions may have an adverse impact on our business.
•	Legal system in Peru.
•	Native land claims might affect our title to the Peru Properties and our business plan may fail.

Risks Relating to Our Common Stock

•	Our common stock has a limited trading history and has experienced price volatility.
•	We anticipate that we will raise additional capital through equity financing, which may cause substantial dilution to our existing shareholders.
•	We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.
•	A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.
•	Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.
•	The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.
•	The trading volume for our common stock is illiquid and the price of our common stock may be subject to fluctuations in the future.

Selected Financial Information

The following selected financial information is subject to the detailed information contained in the financial statements of the Company and notes thereto appearing elsewhere in the Prospectus. The selected financial information is derived from the audited and unaudited financial statements of the Company for the periods indicated. Please see “Financial Statement Disclosure”.

INCOME STATEMENT DATA	For the Three Months Ended August 31, 2011	Fiscal Year Ended May 31, 2011	Fiscal Year Ended May 31, 2010	Fiscal Year Ended May 31, 2009
	unaudited	audited	audited	audited

Revenue	$0	$0	$0	$0
Operating Expenses	$60,060	$265,379	$820,510	$113,134
Net Income (Loss)	$(63,886)	$(278,079)	$(841,814)	$(140,776)
Net Income (Loss) per Common Share*	$(0.01)	$(0.15)	$(0.88)	$(0.15)
 *  Basic and diluted

BALANCE SHEET DATA	At August 31, 2011	At May 31, 2011	At May 31, 2010	At May 31, 2009
	unaudited	audited	audited	audited

Working Capital (Deficiency)	$(189,136)	$(319,337)	$(270,436)	$(51,162)
Total Assets	$11,765	$3,276	$397	$81
Accumulated Deficit	$(3,067,270)	$(3,003,384)	$(2,725,305)	$(1,883,491)
Shareholders’ Equity (Deficit)	$(221,968)	$(351,340)	$(322,605)	$(90,822)

Currency: In this Prospectus all references to "$" or "dollars" mean the U.S. dollar, and unless otherwise indicated all currency amounts in this Prospectus are stated in U.S. dollars.  All financial statements have been prepared in accordance with accounting principles generally accepted in the United States “U.S. GAAP” and are reported in U.S. dollars. Canadian dollar amounts have been converted herein at an exchange rate of US$1 = C$0.95.

CORPORATE STRUCTURE

Name, Address and Incorporation

Black Tusk Minerals Inc. was incorporated on August 8, 2005 under the laws of the state of Nevada.  Our principal offices are located in Vancouver, British Columbia, Canada.  Our corporate address is 7425 Arbutus Street, Vancouver, British Columbia V6P 5T2.

On August 31, 2007, the Board of Directors of the Company authorized a 2-for-1 forward stock split of the Company’s common stock, par value $0.001.  On September 6, 2007, the Company filed a Certificate of Change with the Nevada Secretary of State amending its Articles of Incorporation, effective as of September 12, 2007, to provide for (a) an increase in the authorized share capital of the Company from One Hundred Million Shares (100,000,000) to Two Hundred Million Shares (200,000,000) and (b) a 2-for-1 forward stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, payable upon surrender of certificates.  The record date for the forward stock split was September 11, 2007 and the Company began trading on a post-split basis at the open of markets on September 12, 2007 under the trading symbol BKTK.

On September 20, 2010, the Board of Directors of the Company authorized a 1-for-50 reverse stock split of the Company’s common stock, par value $0.001.  On September 22, 2010, the Company filed a Certificate of Change with the Nevada Secretary of State amending its Articles of Incorporation, effective as of October 11, 2010, to provide for (a) a decrease in the authorized share capital of the Company from Two Hundred Million Shares (200,000,000) to One Hundred Million Shares (100,000,000) and (b) a 1-for-50 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share. The Company elected to treat the reverse stock split as a non-mandatory exchange.  The record date for the forward stock split was October 11, 2010 and the Company began trading on a post-split basis at the open of markets on October 12, 2010 under the trading symbol BKTKD for a period of 20 business days. Thereafter, the “D” was removed from the Company's trading symbol, and it reverted to the previous symbol, "BKTK". The new CUSIP number of the Company's common stock is 092258300.

The Company determined that it may have improperly effected a share consolidation and that the Company may not have sufficient authorized capital to satisfy the Company’s business objectives and obligations. On March 30, 2011 and April 14, 2011, the Company entered into rescission and conditional purchase agreements (the “Rescission and Conditional Purchase Agreements”) with Magellan Management Company (“Magellan”), a company owned by Gavin Roy, President and a director of the Company, whereby Magellan and the Company agreed to rescind a portion of the Magellan Placement by rescinding and cancelling 2,703,509 and 266,667 (2,970,176 in the aggregate) shares of common stock and 2,703,509 and 266,667 (2,970,176 in the aggregate) share purchase warrants (collectively, the “Rescinded Units”) in consideration for the Company’s acknowledgement of the debt obligation in the amount of $135,176 owed to Magellan in connection with the rescission of a portion of the Magellan Placement. The Company and Magellan also agreed that the Company would use commercially reasonable efforts to amend the Articles of Incorporation to increase the authorized capital of the Company, including obtaining shareholder approval for the amendment by a majority of the shareholders of the Company and a majority of the disinterested shareholders of the Company (shareholders excluding Magellan and Gavin Roy), and upon the increase in the authorized shares of common stock of the Company, the Company would permit Magellan to purchase the Rescinded Units under the Rescission and Conditional Purchase Agreements under the same terms as the Magellan Placement.

On April 29, 2011 shareholders of the Company passed by written consent amendments to the Bylaws of the Company and an amendment to the Certificate of Incorporation of the Company to increase the authorized share capital of the Company from 4,000,000 to 100,000,000. The amendment to the Certificate of Incorporation was effective June 9, 2011. Additional information can be found in the definitive 14C filed on SEDAR on May 9, 2011 and on the Current Report on form 8-K filed on SEDAR on June 13, 2011.

Intercorporate relationships

On September 21, 2007, the Company incorporated a Peruvian subsidiary, Black Tusk Minerals Peru SAC (the “Subsidiary”). The Company directly controls 99 percent of all the voting securities and was incorporated and is existing pursuant to the laws of the Republic of Peru. The Subsidiary holds all the Company’s properties consisting of 19 mining concessions covering approximately 8,000 hectares located in the District of Huanza, Province of Huarochiri, Peru.

DESCRIPTION OF BUSINESS

Description of Business

Our principal business is the acquisition and exploration of mineral properties. To that end, in 2008, we acquired the Peru Properties. Other than the Peru Properties, the Company has no other properties or rights to acquire properties. Our objective is to increase value of our shares through the acquisition, exploration and potential development of mineral properties, beginning with the Peru Properties. We have not presently determined whether our properties contain economic quantities of minerals. The Company currently has no significant employees other than its officers. The Company currently retains consultants to assist in its operations on an as-needed basis.

Three Year History

On August 13, 2007, we entered into a term sheet with Leonard Raymond De Melt, an individual, and Marlene Ore Lamilla, an individual, detailing the principal terms of our proposed acquisition of certain mining concessions and pediments, the Peru Properties, located in the District of Huanza, Province of Huarochiri, Department of Lima, owned by Marlene Ore Lamilla.

On December 5, 2007, we entered into a property purchase agreement (the “Master Purchase Agreement”), between the Company, our newly-formed Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla pursuant to which we agreed to issue an aggregate of 400,000 Common Shares, par value $0.001 per share, of the Company to Ms. Lamilla and her designees in consideration for the transfer by Ms. Lamilla to Black Tusk Minerals Peru SAC of the Peru Properties. As additional consideration for the transfer of the Peru Properties, Black Tusk Minerals Peru SAC agreed to grant to Marlene Ore Lamilla (or her designee) a 1% royalty on the net smelter returns (“NSR Royalty”) upon commercial production on the Peru Properties.

Concurrently with the execution of the Master Purchase Agreement, Ms. Lamilla and Black Tusk Minerals Peru SAC entered into a mining concessions and claims transfer agreement, dated as of December 5, 2007 (the “Peru Transfer Agreement”), to govern the transfer and registration of the Peru Properties under Peruvian law.

On April 24, 2008, we consummated the transactions contemplated by the Master Purchase Agreement and the Peru Transfer Agreement. Our consummation of the Master Purchase Agreement and the Peru Transfer Agreement was contingent upon, among other things, the formalization of the Peru Transfer Agreement into a public deed before a Peruvian notary public, recordation of the Peru Transfer Agreement with the appropriate Peruvian governmental entity and registration of the Peru Properties in the name of “Black Tusk Minerals Peru SAC” with the appropriate Peruvian registries. All of the Peru Properties have been registered with the appropriate Peruvian registries.

On February 25, 2008, we consummated a ten-year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the use of their land to conduct mining exploration activities. This agreement has been recorded with the public registry in order to ensure enforceability against the State and third parties with regards to all of the Peru Properties.

On August 31, 2009, a Canadian National Instrument 43-101 (“NI 43-101”) compliant technical report relating to the Peru Properties entitled “Geological Evaluation of the Huanza Property” dated August 28, 2009 (the “2009 Technical Report”) was filed with the securities regulatory authorities in Canada, pursuant to Canadian securities laws. The report was prepared and authored by Glen MacDonald P.Geo., a “Qualified Person” as defined in NI 43-101, at the request of Robert Krause, a mineral geologist for the Company. The 2009 Technical Report is based on information collected by Mr. MacDonald during a site visit to the Peru Properties performed in August 2009, with additional information provided by the Company. Other information was obtained from sources within the public domain.

On December 7, 2010, the Peru Transfer Agreement was amended to eliminate the NSR Royalty whereby the NSR Royalty reverted to Black Tusk Minerals Peru SAC and was terminated. The amendment to the Peru Transfer Agreement was registered with the appropriate Peruvian authority.

On April 4, 2011, the Company filed the Huanza Technical Report dated February 2011 (the “Hunza Technical Report”) regarding the Peru Properties with the securities regulatory authorities in Canada, pursuant to Canadian securities laws. The Huanza Technical Report was prepared in accordance with NI 43-101 by Glen MacDonald, P.Geo., who is a Qualified Person as defined by NI 43-101.  The Huanza Technical Report was prepared by Mr. MacDonald at the request of Robert Krause, a Company geologist. The Huanza Technical Report is based on information collected by Mr. MacDonald during a site visit to the Company’s properties in the Huanza District of Peru in August 2009, with additional information collected through publicly available sources and provided by the Company. The Huanza Technical Report forms the basis for much of the information in this Prospectus regarding the

Peru Properties. Readers are encouraged to review the technical report in its entirety for more information regarding the Peru Properties.

Description of the Peru Properties

On April 4, 2011, the Huanza Technical Report, a NI 43-101 compliant technical report, prepared by Glen MacDonald P.Geo, regarding the Peru Properties was published and filed on SEDAR at www.sedar.com. Readers are encouraged to review the Huanza Technical Report in its entirety for more information regarding the Peru Properties.

Property Description and Location

The Peru Properties cover an area of 8066.51 hectares in the Republic of Peru and consist of 19 registered claims. The corner coordinates for the claims boundaries are registered with the Instituto Geológico Minero y Metalúrgico (INGEMMET) Avenida Las Artes Sur 220, San Borja, Lima. The Peru Properties are located approximately 120 kilometers northeast of the capital, Lima, in the long hydrothermal alteration trend known as the Central Polymetallic Belt. This area is situated in the rugged Western Andean range at an average elevation of 4,200 meters, an area with a long history of successful production.

The Peru Properties consist of the following mining claims located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru:

N°	CONCESSION	CODE	INGEMMET	PUBLIC REGISTRY
01	ALTOCOCHA MINE	0101292-07	Resolution N° 3423 INGEMMET/PCD/PM	12125438
02	ALTOCOCHA MINE 1	0101324-07	Resolution N°002242-2007-INACC/J	12089171
03	ALTOCOCHA MINE 2	0101325-07	Resolution N° 002666-2007-INGEMMET/PCD/PM	12134767
04	ALTOCOCHA MINE 3	0101326-07	Resolution N°000071-2007-INGEMMET/PCD/PM	12089882
05	ALTOCOCHA MINE 4	0101327-07	Resolution N° 002099-2007-INACC/J	12089359
06	ALTOCOCHA MINE 5	0101328-07	Resolution N° 000310-2007-INGEMMET/PCD/PM	12189875
07	ALTOCOCHA MINE 7	0101598-07	Resolution N° 002425-2007-INACC/J	12089522
08	ALTOCOCHA MINE 8	0101597-07	Resolution N° 002458-2007-INACC/J	12089420
09	ALTOCOCHA MINE 9	0101664-07	Resolution N° 002100-2007-INACC/J	12089424
10	ALTOCOCHA MINE 10	0101665-07	Resolution N° 002579-2007-INGEMMET/PCD/PM	12135392
11	ALTOCOCHA MINE 11	0101666-07	Resolution N° 000402-2007-INGEMMET/PCD/PM	12089535
12	ALTOCOCHA MINE 12	0101667-07	Resolution N° 001448-2007-INGEMMET/PCD/PM	12089549
13	ALTOCOCHA MINE 14	0104158-07	Resolution N° 004169-2008-INGEMMET/PCD/PM	12359543
14	ALTOCOCHA MINE 15	0106330-07	Resolution N° 001890-2008-INGEMMET/PCD/PM	12359721
15	ALTOCOCHA MINE 16	0106329-07	Resolution N° 001705-2008-INGEMMET/PCD/PM	12359751
16	BLACK TUSK 1	0102020-09	Resolution N°4919-2009- INGEMMET/PCD/PM	12477466
17	BLACK TUSK 2	0102019-09	Resolution N°0209-2010- INGEMMET/PCD/PM	12477470
18	BLACK TUSK 3	0102018-09	Resolution N° 0367-2010-INGEMMET/PCD/PM	12477475
19	BLACK TUSK 4	0102021-09	Resolution N° 0045-2010-INGEMMET/PCD/PM	12477483

Peruvian Mining Concessions

Under the laws of Peru, mineral resources belong to the state and government concessions are required to explore for or exploit mineral reserves. In Peru, our mineral rights derive from concessions from the Peruvian Ministry of Energy and

Mines for exploration, exploitation, extraction, transportation and/or production operations. Mining concessions in Peru may be terminated if the requirements of the concessionaire are not satisfied.

According to the General Mining Law of Peru, “Validity Fees” are payable annually at a cost of US$ 3.00 per hectare and must be paid by the 30th of June.  Should payment of Validity Fees not be made for two consecutive years, mining pediments or concessions will be cancelled.  After pediments or concessions are held by a party for 6 years annual fees change according to the following framework;

“Holders of mining concessions are obliged to achieve a minimum production equivalent to US$100.00 per hectare per year, within six years following the year in which the respective mining concession title is granted. If this minimum production is not reached, as of the first semester of the 7th year after the concession title has been granted, the holder of the concession should pay a US$6.00 penalty per hectare per year. If such minimum production is not obtained until the end of the 11th year after obtaining the concession title, the penalty to be paid as of the 12th year increases to US$ 20.00 per hectare per year.”

Following the same principle established in connection with the Validity Fee, evidence of compliance with the requested minimum production or investment or, in its defect, payment of the corresponding penalty can only be missed for one year. Non-compliance with any of these possibilities for two consecutive years, results in the cancellation of the mining concession.

Peruvian Licensing and Regulation

Governmental approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental offices in Peru. We must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority.

New laws and regulations, amendments to existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our results of operations, financial condition and prospects. Exploration, mining and processing activities are dependent upon the grant of appropriate licenses, concessions, leases, permits, approvals, certificates and regulatory consents which may be withdrawn or made subject to limitations. There can also be no assurance that they will be granted or renewed or, if so, on what terms.

Certain licenses contain a range of past, current and future obligations, including minimum expenditure requirements. In some cases there could be adverse consequences of breach of these obligations, ranging from penalties to, in extreme cases, suspension or termination of the licenses or related contracts.

The level of any royalties or taxes payable to the Peruvian government or any other governmental authority in respect of the production of precious or base metals or minerals may be varied at any time as a result of changing legislation.

Peruvian Environmental, Health and Safety Laws

Our exploration and mining activities are subject to a number of Peruvian laws and regulations, including environmental laws and regulations, as well as certain industry technical standards, permits, licenses and authorizations. Additional matters subject to regulation include, but are not limited to, concession fees and penalties, transportation, production, water use and discharge, power use and generation, use and storage of explosives, controlled chemical supplies, surface rights, community and stakeholders’ participation and involvement, plant and facilities’ construction approval, housing and other facilities for workers, reclamation, taxation, labor standards, mine safety and occupational health.

Environmental regulations and sustainable development standards in Peru have become increasingly stringent over the last decade, which may require us to dedicate a substantial amount of time and money to compliance and remediation activities. We expect additional laws and regulations will be enacted over time with respect to environmental, social and sustainable development matters. Recently, Peruvian environmental laws have been enacted imposing closure and remediation obligations on the mining industry.

The development of more stringent environmental protection programs in Peru and in relevant trade agreements could impose constraints and additional costs on our operations and require us to make significant capital expenditures in the future. Future legislative, regulatory or trade developments may have an adverse effect on our business, properties, results of operations, financial condition or prospects.

The Company is without knowledge of any environmental issues specific to the Peru Properties. The Company intends to undertake an extensive environmental due diligence program on the entire site.

Peruvian Native Land Claims

We are unaware of any outstanding native land claims on the Peru Properties. However, it is possible that a native land claim could be made in the future. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail. Notwithstanding the foregoing, we currently have a ten year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the use of their land to conduct mining exploration activities. The ten year term agreement became effective February 25, 2008. This agreement has been recorded with the public registry in order to ensure enforceability against the State and third parties with regards to all of the Peru Properties.

Access, Climate, Local Resources, Infrastructure, and Physiography

Access to the project area from Lima is via the Carretera Central Highway to the towns of Chosica 70 (kilometers) or San Mateo (100 kilometers) then continuing via unpaved road, a further 50 kilometers from Chosica or San Mateo, traversing mountainous terrain. Driving time from Lima is approximately 5 hours. The elevation of the mine gate is about 4,100 meters above sea level. The Company’s anticipates using diesel generators as the exclusive power source for the Peru Properties.

Figure 1. Map Location of Black Tusk Project

The climate in the project area is typical of the Peruvian Andes with both wet and dry seasons. The wet season is from December to March, during which limited periods of electrical storm activity can develop with hail, rain and occasionally snow above 5,000 meters. Individual rainfall events can be severe, with over an inch falling in an hour. Dense fog is common during the rainy season and temperatures rarely reach above 15°C. The dry season is from April to November, during which the coldest temperatures can fall below 0°C and highest temperatures may exceed 25°C. Rainfall is very rare in the dry season.

The Peru Properties are located in an area of high altitude between 4,000 and 4,800 meters above sea level. The mountain slopes are steep to occasionally vertical where local topography is defined by fault planes. Valley floors and gently dipping terrain below 4,500 meters is covered with short grasses and small bushes near drainages and the upper terrain is covered with barren rock. Subsistence farming is variably developed in the valleys and alpacas, llamas and goats are herded at higher elevations.

The town of San Mateo, with approximately 4,500 inhabitants, is the only population center in the immediate vicinity of the Property and is located along the Carretera Central Highway approximately two hours from Lima.

The western cordillera has a long history of mining and exploration, experienced Peruvian labor can be found in many towns including Chosica and San Mateo, the more local mountain village of Huanza (10 kilometers) is also likely to have a ready work force. The Village of Hunaza is supplied with hydroelectricity and is the closest electrical supply to the project area. Electricity pylons, that once carried electricity to the Finlandia mine and mill, stand within the project concessions, power cables however have been removed. Water flows year-round in mountain streams.

The unpaved roads between the Carretera Central Highway and project area cross an operating freight railroad between Lima and La Oroya. The nearest airport to the Peru Properties is Jorge Chavez International Airport in Lima (120 kilometers). A few derelict buildings stand within the concession boundaries, ownership of these buildings is not known.

As an international mining centre Peru (and Lima in-particular) has a good supply of world-class mining and exploration related services including; drilling companies, Toronto Stock Exchange accredited assay laboratories, surveying companies, specialist tool and equipment suppliers.

History

Gold mining in the Lima region of Peru dates back to the early colonial days, when the Spaniards are reported to have mined the polymetallic veins located in the Huanza area.

More recent exploration and mining in the Huanza area started in the mid 1950s. Commercial production from the Nueva Condor mine, which the Peru Properties surround, commenced in 1956. Based on information published prior to the completion of the Company’s technical reports, it is reported that from 1956 to 1991, Compania Minera Huampar S.A., produced about 25,000 ounces of gold and about 15 million ounces of silver. 2.5 million tons averaging 1.6 g/t Au, 5.4 oz/ton Ag, 3.8% Pb and 5.0% Zn was reported to have been milled.

The mine, however, was shut down in 1991 due to a terrorist event which destroyed a major power plant, hence stopping part of the power supply to the city of Lima and also to the Nueva Condor Mine.

Geologic Setting

Regional Geology

The Black Tusk Project is situated within the Central Polymetallic Belt, part of the Western Cordillera, central Peru, (figure 2). Precambrian basement of the Western Cordillera is overlain by lower to middle tertiary volcanics and sediments; and intruded by upper Jurassic to Lower Creataceous intrusions of varying compositions.

-76.75 °
-76.5 °
-76.25 °
-76 °
-11.25 °
-11.5 °
-11.75 °
GEOLOGY
Volcanic Sedimentary Units
Tertiary Sediments
Cretaceous Tertiary Volcanics
Cretaceous Sediments
Triassic Jurassic Sediments
Cambrian Ordivician Sediments
Intrusive Units
Mesozoic Cenozoic Intrusives
OTHER
Polymetallic Belt
Black Tusk Outline
20 KM

Figure 2. Regional geology (data sourced USGS website) with Central Polymetallic Belt and Project Location.

West to east subduction of the Nazca tectonic plate beneath South American has introduced pervasive folding and faulting throughout the Western Cordillera.

The geology of Huanza district in particular, is dominated by tertiary volcanic sequences; bedded andesitic lavas and tuffs, of varying colours and textures as well as basalts. Dykes and metal bearing veins are associated with intrusions and faulting.

Local Geology

Introduction

Map sheets 24K Matacuna and 24J Chosica cover the geology of the Black Tusk Project at 1:50,000 scale and show volcanics intruded by intrusives and areas of quaternary cover. Petersen and Diaz (1972) mapped part of the geology (Figure 3) of the Huanza district in greater detail as great variability of the volcanics hindered straight correlation with the volcanics of the surrounding areas. Their detailed mapping recorded subunits within the volcanic sequence as well as hydrothermal alteration and structures.

Figure 3. Local geology modified from Petersen and Diaz (1972). Coordinates: UTM-PSAD ’56-Zone 18S.

Geology

Andesitic units dominate the volcanic sequence and are interdigitated with lesser amounts of dacite. These units range from tuffs to massive lava flows and vary in colour, texture and thickness. Minor siliceous and fossiliferous calcareous sediments are recorded stratigraphically below these sequences.

Basaltic units are more abundant to the west of the north-south trending Yau-Yau fault, east of this fault a narrow band of basalts divide lesser from more altered andesitic units.

The units described above have been intruded by later intrusions of varying compositions.

Structure

North-south trending, north plunging folds are common and two principle fault systems dominate the Huanza district; one trending east-northeast, the other north south. The former comprising vertical faults and tensional fractures that are the exclusive loci of mineralisation (metal bearing veins) and dyke emplacement (Kamilli and Ohmotto, 1977).

The Lourdes Fault (Figure 3), is a major north-northeast near vertical structure with synistral displacement.  Near vertical tensional fractures propagate from this structure at shallow angles (20-40), a number of dykes and metal bearing veins are hosted within these fractures.

Mineralisation

Polymetallic sulphide bearing veins are a typically found within east-northeast tensional openings, within strongly altered andesitic units. Vein development along this trend varies, pinching and swelling, introduces barren gaps and areas of thickening, individual veins range between zero and 2.5 meters in width. Veins may be copper or lead-zinc rich +/- silver and gold.

Kamilli and Ohmotto (1977) described a general zoning of metal content within the veins mapped by Petersen and Diaz; centered on the Cobre Vein (Figure 3) mineralisation is copper rich, moving away from this vein, in both directions, along the east northeast trend veins become more lead-zinc and eventual silver rich.

Alteration

Mafic minerals within volcanic units are variably altered; hydrothermal alteration is strongest in the east often resulting in mafic minerals being unidentifiable. Tuffs, being more permeable exhibit a greater degree of alteration than do flows, intrusives are less altered then the surrounding volcanics. In general, with greater proximity to mineralised veins alteration grades from propylitic (epidote, calcite, sericite, chlorite) to argillic (quartz, sericite), although immediately adjacent to veins, alteration may not be noticeably different to that of the country rock (Petersen and Diaz, 1972).

Project Geology

A large part of the project area is covered by the mapping of Petersen and Diaz (1972) (figure 3). Variably altered andesitic units are the dominant rock type in the project area. Lesser altered andesites to the west of the project area are separated from more altered andesites in the east by basalts. Intrusions are mapped within all units.

Folding is pervasive within the volcanic units and in general is hinged around a north south axis. Faulting is dominated by north to south and northeast to southwest fault sets, lesser developed fault sets are also mapped.

Recent Exploration Work

As of December 6, 2011, we have performed very limited exploration and sampling of the Peru Properties. The Company has made no improvements on the Peru Properties and they contain no physical plant, equipment, or other structures.  The Company has neither improved the present condition of, nor undertaken any work on, the Peru Properties aside from road construction.

Conclusion of the Huanza Technical Report

The Peru Properties are located in an historical and current base and precious metal mining area of the Peruvian Andes. The claims cover a series of volcanic and sedimentary rocks intruded by granitic stocks of varying composition. Mineralization at adjoining and nearby properties is hosted in structurally-controlled veins and shears, mantos and skarns, and porphyritic intrusives. The volcanic rocks underlying the Peru Properties have undergone extensive structural deformation and contain numerous fracture and shear zones, some of which contain quartz veins. No assays are reported from the historic claim holders. Exploration work is warranted by the Company to evaluate the potential of the Peru Properties to host mineralization in styles now known to exist in the area in addition to structurally-controlled epithermal veins. No systematic modern exploration has taken place on the Peru Properties and a program is recommended to be undertaken.

Recommended Program

The Huanza Technical Report recommends the following program during the Company’s fiscal year ending May 31, 2012:

Satellite Imagery	$25,000
Airborne geophysical survey (500 km @ $200/km)	$100,000
Ground follow-up (geology, soil geochemistry, rock sampling)	$100,000

Drilling

A drilling decision will be made following a review of results of this initial exploration work.

USE OF PROCEEDS

Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this Prospectus will be paid by the Company from its general corporate funds.

As of November 30, 2011 we had no cash and a working capital deficit in the amount of $210,000. We currently do not have any operations and we have no revenue from operations

Business objectives and milestones

The Company’s objective is to conduct exploration on its Peru Properties to determine if economic quantities of minerals exist on the properties. The Company also intends to devote a portion of its efforts to the assessment of additional mineral properties and will consider the acquisition of such properties if opportunity to acquire properties of value and interest to the Company arises. Our business plan calls for expenses in connection with the technical review and exploration of the Peru Properties as follows:

Recommended Program

On April 4, 2011, the Huanza Technical Report, a NI 43-101 compliant technical report, prepared by Glen MacDonald P.Geo, regarding the Peru Properties was published and filed on SEDAR at www.sedar.com. Readers are encouraged to review the Huanza Technical Report in its entirety for more information regarding the Peru Properties.

The Huanza Technical Report recommends the following program:

Satellite Imagery	$25,000
Airborne geophysical survey (500 km @ $200/km)	$100,000
Ground follow-up (geology, soil geochemistry, rock sampling)	$100,000

A drilling decision will be made following a review of results of this initial exploration work.

Our current operating funds will not be sufficient to carry out our planned exploration program on the Peru Properties of $225,000.

We will need to obtain additional financing to complete our planned programs and to sustain our business operations. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Peru Properties into commercial production, if warranted. The Company’s plans for the next twelve months are to focus on the exploration of the Peru Properties. We estimate that cash requirements of approximately $1,150,000 will be required for exploration, administration, and working capital costs for the next twelve months. However, we do not have any commitments to fund these costs. Therefore, we need to raise an additional $1,150,000 in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through the next twelve months.

DIVIDENDS

We have not paid any cash dividends on our common stock and we have no intention of paying any dividends on our shares of common stock in the near future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time-to-time by our Board of Directors. We have no restrictions that could prevent us from paying dividends.

MANAGEMENT’S DICSCUSSION AND ANALYSIS

For the Fiscal Year Ended May 31, 2011

Management’s discussion and analysis is prepared in accordance with Item 303 of Regulation S-K under the 1934 Act. The Company has based the discussion in the MD&A on financial statements prepared in accordance with U.S. GAAP.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this Prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus. Please see “Cautionary Note Regarding Forward-Looking Statements”.

Plan of Operation

Peru Properties

The Company’s plans for the next twelve months are to focus on the exploration of the Peru Properties and estimates that cash requirements of approximately $900,000 will be required for exploration and administration costs and to fund working capital. We do not have any commitments to fund these costs. Therefore, we need to raise an additional $900,000 in debt or equity financing in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through May 31, 2012. However, we do not have any commitments to fund such costs during the next twelve months. Since May, 31, 2010, we obtained proceeds in the amount of: (1) $16,500 through a private placement of units consisting of shares of common stock and share purchase warrants, 330,000 units were issued at $0.05 per unit; (2) $43,500 through a private placement of 7% convertible debentures; and (3) proceeds in the amount of $20,000 through a private placement of our Common Shares by issuing 266,667 shares of common stock at $0.075 per share.

We anticipate that we will incur the following expenses over the next 12 months as of May 31, 2012:

(1)
$350,000 for operating expenses, including general, legal, accounting and administrative expenses associated with our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), and general working capital expenditures;

(2)
$550,000 for expenses related to the technical review and exploration of the Peru Properties, including, but not limited to, satellite imagery, the airborne geophysical survey, and geology, soil geochemistry, and rock sampling.

Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

On April 4, 2011, the Company filed the NI 43-101 compliant Huanza Technical Report with the securities regulatory authorities in Canada, pursuant to Canadian securities laws. The Huanza Technical Report was prepared in accordance with Canadian National Instrument. Readers are encouraged to review the Huanza Technical Report in its entirety on SEDAR (www.sedar.com) or EDGAR (www.sec.gov) for more information regarding the Peru Properties.

Limited Operating History; Need for Additional Capital

In Note 1 to the Company’s audited consolidated financial statements as of May 31, 2011, included elsewhere in this Prospectus, the Company included an explanatory paragraph stating that, because the Company had a working capital deficiency of $319,337 as of May 31, 2011, and had incurred accumulated losses of $3,003,384 for the period from August 8, 2005 (inception) to May 31, 2011, there was substantial doubt about its ability to continue as a going concern.

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company is a development stage enterprise and has not generated any revenues from operations. The Company cannot guarantee it will be successful in its business operations. The Company’s business is subject to risks inherent in the establishment of a new mineral exploration company, including limited capital resources, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  To become profitable and competitive, the Company will implement its plan of operation as detailed above.

The Company will be required to raise funds to complete the technical review of the Peru Properties, to conduct the recommended exploration program on the Peru Properties and for general working capital purposes. Such financing activities could include issuing debt or equity securities in the Company and could result in a dilution of the Company’s existing share capital. The Company can give no assurance that future financing will be available to it on acceptable terms or at all. If financing is not available on satisfactory terms, the Company may be unable to continue, develop or expand its operations.

Results of Operations

We did not earn any revenues from May 31, 2010 to May 31, 2011. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $265,279 for the period from May 31, 2010 to May 31, 2011 compared to $820,510 for the period from May 31, 2009 to May 31, 2010. These operating expenses included: (a) professional fees in connection with our corporate organization of $86,982 (2010: $113,862); (b) donated office rent of $3,000 (2010: $3,000); (c) donated management services of $6,000 (2010: $6,000); (d) impairment of mineral property costs of $Nil (2010: $21,958); and (e) general and administrative costs of $145,662 (2010: $633,547).

We incurred a net loss in the amount of $278,079 for the period from May 31, 2010 to May 31, 2011 compared to $841,814 for the period from May 31, 2009 to May 31, 2010. The smaller loss was attributable to less general and administrative fees, professional fees and property impairment costs.

Liquidity and Capital Resources

There is limited financial information about the Company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations.

As at May 31, 2011, we had cash of $2 (2010: $257), a working capital deficit of $319,337 (2010: $270,436) and an accumulated deficit of $3,003,384 (2010: $2,725,305). The increase in working capital deficit was due to decrease in monies due to related parties from $224,734 as at May 31, 2010 to $151,673 as at May 31, 2011 which is offset by increase in accounts payable by $52,589 since May 31, 2010 and increase in current portion of convertible notes and interest from $Nil (May 31, 2010) to $60,168 at May 31, 2011.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate by the sale of equity shares. We will need to raise additional capital to fund normal operating costs and exploration efforts. We anticipate that we will need $900,000 or more to fund our capital requirements through May 31, 2012. We do not have any commitments to fund these costs. Therefore, we need to raise an additional $900,000 or more in debt or equity financing in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through May 31, 2012. However, we do not have any commitments to fund such costs. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern. Our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern. Subsequent to May, 31, 2010, we obtained proceeds in the amount of: (1) $16,500 through a private placement of units consisting of shares of common stock and share purchase warrants, 330,000 units were issued at $0.05 per unit; (2) $43,500 through a private placement of 7% convertible debentures; and (3) proceeds in the amount of $20,000 through a private placement of our Common Shares by issuing 266,667 shares of common stock at $0.075 per share. These proceeds funded our immediate cash requirements but did not resolve our working capital deficit or our need to raise additional capital.

The Company may enter into joint venture agreements, option arrangements, earn-in arrangements or other arrangements with third parties in order to fund exploration, development and maintenance of its properties or to provide funding to meet the Company’s capital requirements through May 31, 2012.

The Company’s consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. The Company’s working capital deficiency of $319,337 and accumulated losses of $3,003,304 since inception raise substantial doubt regarding the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet transactions.

Critical Accounting Policies

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is May 31.

Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to impairment of its mineral properties, valuation of donated capital and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, " Earnings per Share ". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential Common Shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti - dilutive.  Shares underlying these securities totalled 4,204,989 as at May 31, 2011 (115,452 - May 31, 2010).

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2011 and 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in U.S. dollars, which does not give rise to comprehensive income or loss.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

In accordance with ASC 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Financial Instruments and Fair Value Measures

 The Company’s financial instruments consist principally of cash, accounts payable, amounts due to related parties and convertible notes. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company’s convertible notes are recorded using the amortized cost basis, with the discount amortized to interest expense over the term of the notes. The fair value of convertible notes is determined using "Level 2" inputs and approximate carrying value. The Company believes that the recorded values of all of the Company’s other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s operations are in Canada and Peru, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Income Taxes ” as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in U.S. dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830 “Foreign Currency Translation Matters”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures About Material Risk.

Not Applicable.

For the Quarterly Period Ended August 31, 2011

Management’s discussion and analysis is prepared in accordance with Item 303 of Regulation S-K under the 1934 Act. The Company has based the discussion in the MD&A on financial statements prepared in accordance with U.S. GAAP.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated, the terms “we,” “us,” “our,” “Black Tusk” and the “Company” refer to Black Tusk Minerals Inc. All dollar amounts are expressed in U.S. dollars unless otherwise indicated.

Forward-Looking Statements

Certain statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business and matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. We use words like “expects,” “believes,” “intends,” “anticipates,” “plans,” “targets,” “projects” or “estimates”. When used, these words and other, similar words and phrases or statements that an event, action or result “will,” “may,” “could,” or “should” result, occur, be taken or be achieved, identify “forward-looking” statements. Such forward-looking statements are subject to certain risks and uncertainties, both known and unknown, and assumptions, including, without limitation, risks related to:
 related to:

•	our failure to obtain additional financing;
•	our inability to continue as a going concern;
•	the unique difficulties and uncertainties inherent in the mineral exploration business;
•	the inherent dangers involved in mineral exploration;
•	our President’s inability or unwillingness to devote a sufficient amount of time to our business operations;
•	environmental, health and safety laws in Peru;
•	governmental regulations and processing licenses in Peru;
•	uncertainty as to the termination and renewal of our Peruvian mining concessions;
•	our drilling and exploration program and Banking Feasibility Study;
•	our development projects in Peru;
•	Peruvian economic and political conditions;
•	the Peruvian legal system;
•	native land claims in Peru;
•	natural hazards in Peru; and
•	our common stock.

The preceding bullets outline some of the risks and uncertainties that may affect our forward-looking statements. For a full description of such risks and uncertainties, see the heading “Risk Factors”.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Our management has included projections and estimates which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the United States Securities and Exchange Commission (the “SEC”) or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

We qualify all the forward-looking statements by the foregoing cautionary statements.

Company Overview

We were incorporated on August 8, 2005 under the laws of the state of Nevada. Our principal offices are located in Vancouver, British Columbia, Canada. Our corporate address is 7425 Arbutus Street, Vancouver, British Columbia V6P 5T2, our telephone number is (778) 999-2575, and our website address is www.blacktuskminerals.com.

We are an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether our properties contain mineral reserves that are economically recoverable.

On August 24, 2006, we entered into a sale and acquisition agreement whereby we acquired a 100% interest in one unpatented mineral claim, representing 440.8066 hectares, or 17.63 mineral units, known as the GOLDEN BEAR claim. The GOLDEN BEAR claim is located on the east shore of Harrison Lake in the New Westminster Mining District, British Columbia, Canada. On December 31, 2007, the Company allowed the GOLDEN BEAR claim to lapse.

On August 13, 2007, we entered into a term sheet with Leonard Raymond De Melt, an individual, and Marlene Ore Lamilla, an individual, detailing the principal terms of our proposed acquisition of certain mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima, the Peru Properties, owned by Ms. Lamilla.

On December 5, 2007, we entered into the Master Purchase Agreeement with Black Tusk Peru SAC, a Peruvian corporation and our newly-formed subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla, pursuant to which we agreed to issue an aggregate of 400,000 Common Shares, par value $0.001 per share, of the Company to Ms. Lamilla and her designees in consideration for the transfer by Ms. Lamilla to Black Tusk Peru of the Peru Properties. As additional consideration for the transfer of the Peru Properties, Black Tusk Peru agreed to grant to Ms. Lamilla (or her designee) a 1% NSR Royalty upon commercial production on the Peru Properties.

Concurrently with the execution of the Master Purchase Agreement, Ms. Lamilla and Black Tusk Peru entered into the Peru Transfer Agreement, to govern the transfer and registration of the Peru Properties under Peruvian law.

On April 24, 2008, we consummated the transactions contemplated by the Master Purchase Agreement and the Peru Transfer Agreement. Our consummation of the Master Purchase Agreement and the Peru Transfer Agreement was contingent upon, among other things, the formalization of the Peru Transfer Agreement into a public deed before a Peruvian notary public, recordation of the Peru Transfer Agreement with the appropriate Peruvian governmental entity and registration of the Peru Properties in the name of “Black Tusk Minerals Peru SAC” with the appropriate Peruvian registries.

On February 25, 2008, the Company consummated a ten-year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the exclusive right to use their land to conduct mining exploration activities. On January 24, 2011, the agreement was recorded in its entirety with the public registry in Peru for mineral claims The agreement covers an area of 9,700 hectares, including land outside the Company’s existing mineral claim boundaries, which the Company may eventually decide to carry out exploration activity in the future.

On August 31, 2009, the 2009 Technical Report, a Canadian National Instrument 43-101 compliant technical report relating to the Peru Properties was published and filed on SEDAR at www.sedar.com. The 2009 Technical Report was prepared and authored by Glen MacDonald P.Geo., a “Qualified Person” as defined in NI 43-101, at the request of Robert Krause, a mineral geologist for the Company. The 2009 Technical Report is based on information collected by Mr. MacDonald during a site visit to the Peru Properties performed in August 2009, information provided to Mr. MacDonald by the Company, and other information obtained by Mr. MacDonald from sources within the public domain.

On December 7, 2010, the Peru Transfer Agreement was amended to eliminate the NSR Royalty whereby the NSR Royalty reverted to Black Tusk Peru and was terminated. The amendment to the Transfer Agreement is registered with the appropriate Peruvian authority.

On February 8, 2011, Kurt Bordian was appointed to the Board of Directors of the Company.

On February 8, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 5,559,713 units at a price of $0.05 per unit. Magellan acquired 5,163,313 units, the Magellan Placement, in consideration of the cancellation of debt. Each unit consists of one share of common stock of the

Company and one full purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.05 until February 8, 2016. Portions of the Magellan Placement, 2,703,509 and 266,667 (2,970,176 in the aggregate) units, were rescinded on March 30, 2011 and April 14, 2011, respectively.

On February 8, 2011, the Company and Magellan entered into a Section 16 Disgorgement and Settlement Agreement. As part of a private placement that occurred on February 8, 2011, the Company issued 5,163,313 units to Magellan in the Magellan Placement, in order to pay off the $261,302 of debt owed to the Magellan (“Magellan Debt”) as a result of cash advances made by the Magellan to the Company. As a result of this issuance of units, Magellan was subject to disgorgement under Section 16(b) of the Exchange Act due to sales of shares made by Magellan on August 13 and August 23, 2010. Magellan was required to disgorge $2,866 in profits. Under the terms of the Section 16 Disgorgement and Settlement Agreement, Magellan disgorged $2,866 by forgiving that amount of the Magellan Debt.

The Company determined that it may have improperly effected a share consolidation and that the Company may not have sufficient authorized capital to satisfy the Company’s business objectives and obligations. On March 30, 2011 and April 14, 2011, the Company entered into Rescission and Conditional Purchase Agreements with Magellan whereby Magellan and the Company agreed to rescind a portion of the Magellan Placement by rescinding and canceling 2,703,509 and 266,667 (2,970,176 in the aggregate) shares of common stock and 2,703,509 and 266,667 (2,970,176 in the aggregate) share purchase warrants, collectively the Rescinded Units, in consideration for the Company’s acknowledgement of the debt obligation in the amount of $135,176 owed to Magellan in connection with the rescission of a portion of the Magellan Placement. The Company and Magellan also agreed that the Company would use commercially reasonable efforts to amend the Articles of Incorporation to increase the authorized capital of the Company, including obtaining shareholder approval for the amendment by a majority of the shareholders of the Company and a majority of the disinterested shareholders of the Company (shareholders excluding Magellan and Gavin Roy), and upon the increase in the authorized shares of common stock of the Company, the Company would permit Magellan to purchase the Rescinded Units under the Rescission and Conditional Purchase Agreements under the same terms as the Magellan Placement.

James Bordian was appointed by the Board of Directors of the Company as the Chief Financial Officer of the Company effective March 30, 2011.

On April 4, 2011, the Company filed the Huanza Technical Report dated February 2011 relating to the Peru Properties with the securities regulatory authorities in Canada, pursuant to Canadian securities laws. The Huanza Technical Report was prepared in accordance with NI 43-101 by Glen MacDonald, P.Geo., who is a Qualified Person as defined by NI 43-101. The Huanza Technical Report was prepared by Mr. MacDonald at the request of Robert Krause, a Company geologist. The Huanza Technical Report is based on information collected by Mr. MacDonald during a site visit to the Company’s properties in the Huanza District of Peru in August 2009, with additional information collected through publicly available sources and provided by the Company. The Huanza Technical Report forms the basis for much of the information in this Prospectus regarding the Peru Properties. Readers are encouraged to review the technical report in its entirety for more information regarding the Peru Properties.

On April 29, 2011 shareholders of the Company passed by written consent amendments to the Bylaws of the Company and an amendment to the Certificate of Incorporation of the Company to increase the authorized share capital of the Company from 4,000,000 to 100,000,000. The amendment to the Certificate of Incorporation was effective June 9, 2011. Additional information can be found in the definitive 14C filed with the SEC on May 3, 2011 and on the Current Report on form 8-K filed with the SEC on June 13, 2011.

Robert Krause and Mark White joined the Board of Directors of the Company and the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase the authorized share capital of the Company from 4,000,000 shares of common stock to 100,000,000 shares of common stock, effective on June 9, 2011.

On June 13, 2011, in accordance with the Rescission and Conditional Purchase Agreements, the Company issued to Magellan, 2,970,176 units consisting of 2,970,176 shares of common stock of the Company and 2,970,176 Common Share purchase warrants of the Company which may be converted into shares of common stock of the Company, par value $0.001, at a conversion price of $0.05 per warrant share, until February 8, 2016.

Effective September 12, 2011, Robert Krause resigned as a director of the Company in order to focus his time and energy on other ventures. Mr. Krause’s resignation is not the result of any disputes, claims or issues with the Company.

On September 28, 2011, the Company issued warrant holders 200,000 shares of common stock of the Company at $0.05 per share. The warrants were issued as part of a conversion into units of 7% Convertible Debentures on March 30, 2011.

On September 28, 2011, the Company signed a letter agreement with Jorge Carlos Cedron Morales, Rafael Eduardo Cedron Morales and Mario Fernando Cedron Lassus (collectively the “Cedron’s”) as part of consulting services they provided to the Company in Peru from March 1, 2011 to May 31, 2011, to assist Black Tusk in negotiating the purchase of properties in the Huampur mine area. In return for the services, the Cedron’s received a deposit of $5,000 and received a combined total of 66,667 units of the Company (the “Cedron Units”), each unit consisting of one share of common stock of Black Tusk and one half share purchase warrant exercisable to acquire one share of common stock of the Company, par value, $0.001, at an exercise price of $0.25 per warrant share and $10,000 in cash.

On September 28, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 216,667 units raising a total of $32,500 and issued 66,667 (the Cedron Units for a value of $10,000) in return for the services. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this Prospectus and should be read in conjunction with those financial statements.

INCOME STATEMENT DATA	For the Three Months Ended August 31, 2011	For the Three Months Ended August 31, 2010

Revenue	$0	$0
Operating Expenses	$60,060	$43,357
Net Income (Loss)	$63,886	$(46,493)
Net Income (Loss) per Common Share*	$(0.01)	$(0.05)
Weighted Average Number of Common Shares Outstanding	6,550,000	1,015,785

*  Basic and diluted

BALANCE SHEET DATA	At August 31, 2011	At May 31, 2011

Working Capital (Deficiency)	$189,136	$319,337
Total Assets	$11,765	$3,276
Accumulated Deficit	$(3,067,270)	$(3,003,384)
Shareholders’ Equity (Deficit)	$(221,968)	$(351,340)

Our historical results of operations may differ materially from our future results.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this Prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. See the heading “Forward-Looking Statements” above.

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis the Company reviews its estimates and assumptions. The estimates were based on historical experience and other assumptions that the Company believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but the Company does not believe such differences will materially affect our financial position or results of operations. Critical accounting policies, the policies the Company believes are most important to the presentation of its financial statements and require the most difficult, subjective and complex judgments, are outlined below in “Critical Accounting Policies,” and have not changed significantly.

Plan of Operation

Peru Properties

Our business strategy to date has been focused on acquiring and developing advanced stage and past producing properties throughout the Americas. To that end, in 2008, we acquired the Peru Properties. Our objective is to increase value of our shares through the exploration, development and extraction of mineral deposits, beginning with the Peru Properties. The development and extraction may be performed by us or may be performed by potential partners or independent contractors.

On August 31, 2009, the Company published and filed the 2009 Technical Report on SEDAR at www.sedar.com. The 2009 Technical Report was prepared and authored by Glen MacDonald P.Geo., a “Qualified Person” as defined in NI 43-101, at the request of Robert Krause, a mineral geologist for the Company. The 2009 Technical Report is based on information collected by Mr. MacDonald during a site visit to the Peru Properties performed in August 2009, information provided to Mr. MacDonald by the Company, and other information obtained by Mr. MacDonald from sources within the public domain.

On April 4, 2011, the Company filed the Huanza Technical Report dated February relating to the Peru Properties with the securities regulatory authorities in Canada, pursuant to Canadian securities laws. The Huanza Technical Report was prepared in accordance with NI 43-101 by Glen MacDonald, P.Geo., who is a Qualified Person as defined by NI 43-101. The Huanza Technical Report was prepared by Mr. MacDonald at the request of Robert Krause, a Company geologist. The Huanza Technical Report is based on information collected by Mr. MacDonald during a site visit to the Company’s properties in the Huanza District of Peru in August 2009, with additional information collected through publicly available sources and provided by the Company. The Huanza Technical Report forms the basis for much of the information regarding the Peru Properties. Readers are encouraged to review the technical report for more information regarding the Peru Properties.

The Huanza Technical Report recommends an exploration program on the Peru Properties during the Company’s fiscal year ending May 31, 2012 at a cost of $225,000 which includes satellite imagery, an airborne geophysical survey and a ground follow-up geology, soil geochemistry and rock sampling program. A drilling decision will be made following a review of results of this initial exploration work.

The Company’s plans for the next twelve months are to focus on the exploration program of the Peru Properties recommended by the Huanza Technical Report. We estimate that cash requirements of approximately $1,150,000 will be required for exploration, research and studies, administration costs and to fund working capital during the next twelve months. We do not currently have any commitments to fund these costs. Therefore, we need to raise an additional $1,150,000 in debt or equity financing in the next twelve months to fund these requirements. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through August 31, 2012. We are exploring joint ventures, options and other arrangements, which will fund exploration and development of our properties. We have not entered into any such arrangements and such arrangements may not be available on acceptable terms, if at all. Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

Results of Operations

Three-month period ended August 31, 2011 compared to three-month period ended August 31, 2010

We did not earn any revenues for the three months ended August 31, 2011, and have not earned any revenues to date.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $60,060 for the three months ended August 31, 2011, compared to

$43,357 for the three months ended August 31, 2010. Operating expenses for the three month period ended August 31, 2011 included: (a) professional fees of $22,154 ($15,614 for the same period in 2010), (b) donated office rent of $750 ($750 for the same period in 2010); (c) donated management services of $1,500 ($1,500 for the same period in 2010); (d) mineral property costs of $19,330 ($20,697 for the same period on 2010); and (e) general and administrative costs of $16,089 ($4,721 for the same period in 2010). The increase of $16,703 in operating expenses for the three months ended August 31, 2011 compared to August 31, 2010 is the result of an increase in professional fees and general and administrative costs.

We incurred a net loss in the amount of $63,886 for the three months ended August 31, 2011, compared to $46,493 for the three months ended August 31, 2010. Our increased loss was primarily attributable to professional fees and general and administrative costs.

Liquidity and Capital Resources

As at August 31, 2011, the Company had current assets of $9,692 consisting of $9,096 cash and $596 prepaid expenses, and current liabilities of $198,828. The current liabilities consist of indebtedness due to related parties ($20,911), accounts payable ($99,032), accrued liabilities ($15,483). As of the Company’s year ended May 31, 2011, the Company had current assets of $3,276 and current liabilities of $320,303.  The decrease in current liabilities between these two periods is primarily the result of a decrease in accrued liabilities and amounts due to related parties, primarily resulting from the indebtedness of the Company to Magellan, representing expenses paid on behalf of the Company and advances provided to the Company in the amount of $261,032, which was converted into units of the Company consisting of Common Shares and warrants, at $0.05 per unit.

In a series of transactions, on February 8, 2011, the Company issued 5,559,713 units (consisting of common stock and warrants), including 5,163,313 units to Magellan in consideration of the cancellation of $258,166 in debt and Magellan disgorged $2,866 in profits in accordance with Section 16(b) of the Exchange Act, due to sales of shares made by Magellan on August 13 and August 23, 2010. Magellan was required to disgorge $2,866 in profits by forgiving that amount of the Magellan Debt. The Company subsequently determined that it may have improperly effected a share consolidation and that the Company may not have sufficient authorized capital to satisfy the Company’s business objectives and obligations. On March 30, 2011 and April 14, 2011, the Company entered into the Rescission and Conditional Purchase Agreements, whereby Magellan and the Company agreed to rescind a portion of the Magellan Placement by rescinding and cancelling 2,703,509 and 266,667 (2,970,176 in the aggregate) shares of common stock and 2,703,509 and 266,667 (2,970,176 in the aggregate) share purchase warrants, collectively the Rescinded Units, in consideration for the Company’s acknowledgement of the debt obligation in the amount of $148,509 owed to Magellan in connection with the rescission of a portion of the Magellan Placement. The Company and Magellan also agreed that the Company would use commercially reasonable efforts to amend the Articles of Incorporation to increase the authorized capital of the Company, including obtaining shareholder approval for the amendment by a majority of the shareholders of the Company and a majority of the disinterested shareholders of the Company (shareholders excluding Magellan and Gavin Roy), and upon the increase in the authorized shares of common stock of the Company, the Company will permit Magellan to purchase the Rescinded Units under the Rescission and Conditional Purchase Agreements under the same terms as the Magellan Placement. The remaining indebtedness amount of $148,509 was converted into units pursuant to the Rescission and Conditional Purchase Agreement on June 13, 2011. The Company currently owes Magellan $4,893 which is unsecured, non-interest bearing, and has no specific repayment terms.

On February 8, 2011, the Company issued two convertible notes with an aggregate principal amount of $33,500, bearing interest at 7% per annum, and convertible into units at $0.05 per unit, consisting of one share of common stock of the Company and one share purchase warrant exercisable to acquire one share of common stock of the Company at an exercise price of $0.05. The note is due on the earlier of: (a) March 1, 2016, or (b) the date the Company closes an Acquisition Transaction: (defined as (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii) any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company unless, following the completion of such transaction, the then existing shareholders of Company own or control, directly or indirectly, at least 50% of the voting power or liquidation rights of Company or the successor of such merger, consolidation or statutory share exchange.  In the event of a contemplated change of control transaction, the Company shall provide the holder at least fifteen business days prior to the effective date of any change of control transaction, except as may otherwise be prohibited by law). In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature. As at August 31, 2011, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $33,500 and $1,405, respectively.

On February 10, 2011, the Company issued two convertible notes with an aggregate principal amount of $10,000,

bearing interest at 7% per annum, and convertible into units at $0.05 per unit, consisting of one share of common stock of the Company and one share purchase warrant exercisable to acquire one share of common stock of the Company at an exercise price of $0.05. The note is due on the earlier of: (a) March 1, 2016, (b) the date the Company closes an Acquisition Transaction (defined as (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii) any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company unless, following the completion of such transaction, the then existing shareholders of Company own or control, directly or indirectly, at least 50% of the voting power or liquidation rights of Company or the successor of such merger, consolidation or statutory share exchange.  In the event of a contemplated change of control transaction, the Company shall provide the holder at least fifteen business days prior to the effective date of any change of control transaction, except as may otherwise be prohibited by law). In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature. The two convertible notes were converted into units of the Company on March 30, 2011. The warrants, issued as part of the units, were exercised on September 28, 2011.

As at August 31, 2011, the Company had a working capital deficit of $189,136, compared to a working capital deficit of $319,337 as at May 31, 2011. We estimate that cash requirements of approximately $1,150,000 will be required for exploration and administration costs, and to fund working capital during the next twelve months.  There can be no assurance that we will be successful in raising the required capital or that actual cash requirements will not exceed our estimates.  We are exploring joint ventures, options and other arrangements, which will fund exploration and development of our properties. We have not entered into any such arrangements and such arrangements may not be available on acceptable terms, if at all. Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

As at August 31, 2011, we had a cumulative deficit of $3,067,270 compared to $3,003,384 as at May 31, 2011.  We expect to incur further losses during the remainder of our fiscal year ending May 31, 2012.

Subsequent to August 31, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 216,667 units raising a total of $32,500 and issued 66,667 (the Cedron Units for a value of $10,000) in return for the Services. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

Given that we have not achieved profitable operations to date, our cash requirements are subject to numerous contingencies and risks beyond our control, including operational and development risks, competition from well-funded competitors, and our ability to manage growth. We can offer no assurance that the Company will generate cash flow sufficient to achieve profitable operations or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional capital beyond our current $1,150,000 estimate during the next twelve months.

We do not currently have any commitments to fund our capital requirements of $1,150,000 over the next twelve months. Therefore, we need to raise $1,150,000 in debt or equity financing in the next twelve months. There can be no assurance that such additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. We are exploring joint ventures, options and other arrangements, which will fund exploration and development of our properties. We have not entered into any such arrangements and such arrangements may not be available on acceptable terms, if at all. Unprecedented disruptions in the credit and financial markets in the past three years have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. If we are unable to obtain additional or alternative financing on a timely basis and are unable to generate sufficient revenues and cash flows, we will be unable to meet our capital requirements and will be unable to continue as a going concern.

There is substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon continued financial support from the Company’s shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company can give no assurance that future financing will be available to it on acceptable terms if at all or that it will attain profitability. These factors raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent events

On September 28, 2011, the Company signed a letter agreement with the Cedron’s as part of consulting services they provided to the Company in Peru from March 1, 2011 to May 31, 2011, to assist Black Tusk in negotiating the purchase of properties in the Huampur mine area (the “Services”). In return for the Services, the Cedron’s received a deposit of $5,000 and received a combined total of 66,667 units of the Company (the “Cedron Units”), each unit consisting of one share of common stock of Black Tusk and one half share purchase warrant exercisable to acquire one share of common stock of the Company, par value, $0.001, at an exercise price of $0.25 per warrant share and $10,000 in cash.

On September 28, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 216,667 units raising a total of $32,500 and issued 66,667 (the Cedron Units for a value of $10,000) in return for the Services. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

On September 28, 2011, the Company issued warrant holders 200,000 shares of common stock of the Company at $0.05 per share. The warrants were issued as part of a conversion into units of 7% Convertible Debentures on March 30, 2011.

The convertible debentures, units, warrants and shares of common stock were issued as part of a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions. The convertible debentures, units, shares of common stock, warrants and underlying shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The convertible debentures, units, shares of common stock, warrants and underlying securities were placed pursuant to exclusions from registration requirements by Rule 903 of Regulation S of the Securities Act, such exclusions being available based on information obtained from the investors to the private placement.

Critical Accounting Policies

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is May 31.

On October 11, 2010, the Company effected a 50:1 reverse stock-split of its issued and outstanding common stock. The issued and outstanding share capital decreased from 47,189,262 shares of common stock to 943,785 shares of common stock. All per share amounts, number and exercise price of stock options; warrants and conversion price of convertible debt have been retroactively restated to reflect the reverse stock-split.

Interim Consolidated Financial Statements

The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to the SEC Form 10-Q. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended May 31, 2011, included in the Company’s Annual Report on Form 10-K filed on August 30, 2011 with the SEC.

The interim consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position at August 31, 2011, and the consolidated results of its operations and consolidated cash flows for the three months ended August 31, 2011 and August 31, 2010. The results of operations for the three months ended August 31, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year ending May 31, 2012.

Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to impairment of its mineral properties, valuation of donated capital, stock-based compensation, valuation of financial instruments and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential Common Shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential split-adjusted shares if their effect is anti-dilutive. Split-adjusted shares underlying these securities totalled 6,975,165 as at August 31, 2011 (2010 – 89,014).

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of other comprehensive loss and its components in the financial statements. As at August 31, 2011 and 2010, the Company has no items that represent other comprehensive loss and therefore, has not included a schedule of comprehensive loss in the financial statements. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in U.S. dollars, which does not give rise to other comprehensive income or loss.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized.  The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Financial Instruments and Fair Value Measures

The Company’s financial instruments consist principally of cash, accounts payable, amounts due to related parties and convertible notes. The Company believes that the recorded values of all of the Company’s financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations or market rates for similar financial instruments.

The Company’s operations are in Canada and Peru, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The Company’s Peruvian subsidiary uses the U.S. dollar for its transactions and accounts for its operations in U.S. dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation, and ASC 505-50, Equity Based Payments to Non-Employees using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

For the Fiscal Year Ended May 31, 2010

Management’s discussion and analysis is prepared in accordance with Item 303 of Regulation S-K under the 1934 Act. The Company has based the discussion in the MD&A on financial statements prepared in accordance with U.S. GAAP.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this Prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus. Please see “Cautionary Note Regarding Forward-Looking Statements”.

Plan of Operation

Golden Bear Claim

On April 24, 2006, we purchased the GOLDEN BEAR Claim from Nicholson and Associates Natural Resources Development Corp. of Vancouver, British Columbia for $7,500, inclusive of the assessment costs, which sum consisted of filing fees of $160, geological report costs of $3,000, and the property purchase payment of $4,340.

In order to maintain the GOLDEN BEAR claim in good standing, we were required to make minimal expenditures on the claims or pay renewal fees to the B.C. Ministry of Energy and Mines. Pursuant to 35(1) of the Mineral Tenure Act, a mineral or placer claim forfeits automatically when exploration and development work or payment instead of work has not been registered by the end of the expiry date of the claim. On December 31, 2007, the Company allowed the GOLDEN BEAR claim to lapse.

We did not earn any revenues from the GOLDEN BEAR claim.

Peru Properties

The Company’s plans for the next twelve months are to focus on the exploration of the Peru Properties and estimates that cash requirements of approximately $575,000 will be required for exploration and administration costs and to fund working capital. We do not have any commitments to fund these costs. Therefore, we need to raise an additional $575,000 in debt or equity financing in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through May 31, 2011. However, we do not have any commitments to fund such costs during the next twelve months. We obtained proceeds in the amount of $50,113 through a private placement of 10% convertible promissory notes and proceeds in the amount of $7,000 through a private placement of our Common Shares by issuing 70,000 shares of common stock at $0.10 per share.

We anticipate that we will incur the following expenses over the next 12 months as of May 31, 2010:

(1)
$200,000 for operating expenses, including general, legal, accounting and administrative expenses associated with our reporting obligations under the Exchange Act and general working capital expenditures;

(2)
$375,000 for expenses related to the technical review and exploration of the Peru Properties, including, but not limited to, satellite imagery, the airborne geophysical survey, and geology, soil geochemistry, and rock sampling.

Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

On August 31, 2009, the Company published and filed the 2009 Technical Report on SEDAR at www.sedar.com. The 2009 Technical Report was prepared and authored by Glen MacDonald P.Geo., a “Qualified Person” as defined in NI 43-101, at the request of Robert Krause, a mineral geologist for the Company. The 2009 Technical Report is based on information collected by Mr. MacDonald during a site visit to the Peru Properties performed in August 2009, information provided to Mr. MacDonald by the Company, and other information obtained by Mr. MacDonald from sources within the public domain.

Limited Operating History; Need for Additional Capital

In Note 1 to the Company’s audited consolidated financial statements as of May 31, 2010, included elsewhere in this Prospectus, the Company included an explanatory paragraph stating that, because the Company had a working capital deficiency of $270,436 as of May 31, 2010, and had incurred accumulated losses of $2,725,305 for the period from August 8, 2005 (inception) to May 31, 2010, there was substantial doubt about its ability to continue as a going concern.

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company is a development stage enterprise and has not generated any revenues from operations. The Company cannot guarantee it will be successful in its business operations. The Company’s business is subject to risks inherent in the establishment of a new mineral exploration company, including limited capital resources, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  To become profitable and competitive, the Company will implement its plan of operation as detailed above.

The Company will be required to raise funds to complete the technical review of the Peru Properties, to conduct the recommended exploration program on the Peru Properties and for general working capital purposes. Such financing activities could include issuing debt or equity securities in the Company and could result in a dilution of the Company’s existing share capital. The Company can give no assurance that future financing will be available to it on acceptable terms or at all. If financing is not available on satisfactory terms, the Company may be unable to continue, develop or expand its operations.

Results of Operations

We did not earn any revenues from May 31, 2009 to May 31, 2010. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $820,510 for the period from May 31, 2009 to May 31, 2010 compared to $113,134 for the period from May 31, 2008 to May 31, 2009. These operating expenses included: (a) professional fees in connection with our corporate organization of $113,862 (2009: $54,037); (b) donated office rent of $3,000 (2009: $3,000); (c) donated management services of $6,000 (2009: $6,000); (d) impairment of mineral property costs of $21,958 (2009: $Nil); and (e) general and administrative costs of $633,547 (2009: $46,097).

We incurred a net loss in the amount of $841,814 for the period from May 31, 2009 to May 31, 2010 compared to $140,776 for the period from May 31, 2008 to May 31, 2009.  Our loss was attributable to organizational costs, professional fees, administrative expenses and property impairment costs.

Liquidity and Capital Resources

There is limited financial information about the Company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations.

As at May 31, 2010, we had cash of $257 (2009: $ Nil), a working capital deficit of $270,436 (2009: $51,162) and an accumulated deficit of $2,725,305 (2009: $1,883,491).  The increase in working capital deficit was due to an increase in monies due to related parties from $9,435 as at May 31, 2009 to $224,734 as at May 31, 2010 and a increase in accrued liabilities from $Nil to $12,816 for the same periods.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate by the sale of equity shares. We will need to raise additional capital to fund normal operating costs and exploration efforts. We anticipate that we will need $575,000 to fund our capital requirements through May 31, 2010. We do not have any commitments to fund these costs. Therefore, we need to raise an additional $575,000 in debt or equity financing in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through May 31, 2010. However, we do not have any commitments to fund such costs. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern. Our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern. We obtained proceeds in the amount of $50,113 through a private placement of 10% convertible promissory notes and proceeds in the amount of $7,000 through a private placement of our Common Shares by issuing 70,000 shares of common stock at $0.10 per share.

The Company’s consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. The Company’s working capital deficiency of $270,436 and accumulated losses of $2,725,305 since inception raise substantial doubt regarding the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet transactions.

Critical Accounting Policies

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is May 31.

Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to impairment of its mineral properties, valuation of donated capital and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential Common Shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  Shares underlying these securities totalled 5,772,600 as at May 31, 2010 (1,215,000 – May 31, 2009).

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2010 and 2009, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in U.S. dollars, which does not give rise to comprehensive income or loss.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties.  Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

In accordance with ASC 360, , Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset;

and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Financial Instruments and Fair Value Measures

The Company’s financial instruments consist principally of cash, accounts payable, amounts due to related parties and convertible notes. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company’s convertible notes are recorded using the amortized cost basis, with the discount amortized to interest expense over the term of the notes. The fair value of convertible notes is determined using "Level 2" inputs and approximate carrying value. The Company believes that the recorded values of all of the Company’s other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s operations are in Canada and Peru, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Income Taxes” as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The Company’s Peruvian subsidiary uses the U.S. dollar for its transactions and accounts for its operations in U.S. dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830 “Foreign Currency Translation Matters”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DESCRIPTION OF SHARE CAPITAL

No securities are being offered pursuant to this Prospectus.

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.  As of December 6, 2011 there were 7,453,510 shares of our common stock issued and outstanding.

Common Shares

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of shareholders. Except as otherwise required by law the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefor. However, we have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Debt Securities

Debt Securities may at any time or from time to time be approved for issuance and be issued by the Board of Directors in one or more series. Prior to the issue of the shares of any such series, the Board shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, the shares of such series. The preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among the stockholders for the purpose of winding-up its affairs, rank on a parity with the debt securities of every other series and be entitled to a preference over the common stock and the stock of any other class ranking junior to the debt securities.

CONSOLIDATED CAPITALIZATION
Consolidated Capitalization

The following table summarizes changes in the Company’s capitalization since August 31, 2011. The table should be read in conjunction with the financial statements of the Company for the period ended as at August 31, 2011, including the notes thereto and management’s discussion and analysis, included in this Prospectus.

	As at August 31, 2011	As at December 6, 2011
Common Shares	6,970,176	7,453,510(1)
Common Shares Issuable	200,000	0
Stock Options	710,000	750,000(2)(3)(4)
Warrants	5,582,289	5,723,957(1)(4)
Convertible Debentures	$33,500	$33,500
Convertible Notes	$61,500	$61,500

(1) On September 28, 2011, the Company closed a private placement for 283,334 units at a price of $0.15 per unit. The Company issued 216,667 units raising a total of $32,500 and issued 66,667 units (valued at $10,000) in return for services under a consulting agreement. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

(2) On September 12, 2011, 50,000 stock options at an exercise price of $0.12 per share were cancelled pursuant to the Company’s 2011 Nonqualified Stock Option Plan.

(3) On September 14, 2011, the Company granted 65,000 options to consultants exercisable at a price of $0.12 per option. Pursuant to the Company’s 2009 and 2011 Nonqualified Stock Option Plans, 25,000 options will expire on August 23, 2019 and 40,000 options will expire on March 16, 2021.

(4) On November 28, 2011, the Company granted 25,000 options to a director exercisable at a price of $0.12 per option. Pursuant to the Company’s 2009 and 2011 Nonqualified Stock Option Plans, 15,000 options will expire on August 23, 2019 and 10,000 options will expire on March 16, 2021.

(5) Includes: (i) 12,000 Common Share purchase warrants exercisable at $5.00 per share until January 23, 2012 issued January 23, 2009 pursuant to convertible notes; (ii) 10,000 Common Share purchase warrants exercisable at $5.00 per share until January 23, 2012 issued June 26, 2009 pursuant to convertible notes; (iii) 576 Common Share purchase warrants exercisable at $5.00 per share until January 23, 2012 issued July 14, 2009 pursuant to a convertible note; and (iv) 5,559,713 Common Share purchase warrants exercisable at $0.05 per share until March 1, 2016 issued February 8, 2011 and June 13, 2011 pursuant to a unit offering.

OPTIONS TO PURCHASE SECURITIES

Options to Purchase Securities

Stock Options

On August 24, 2009, the Company’s Board of Directors adopted the Black Tusk Minerals Inc. 2009 Nonqualified Stock Option Plan (the “2009 Plan”).  The 2009 Plan was approved by the Company’s shareholders became effective on November 16, 2009.

Pursuant to the 2009 Plan, stock options may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company.  The maximum number of shares with respect to which stock options may be granted under the 2009 Plan may not exceed 100,000 split adjusted shares.  All stock options granted under the 2009 Plan shall be nonqualified stock options and shall be evidenced by agreements, which shall be subject to the applicable provisions of the 2009 Plan.  The foregoing description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is filed as Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the SEC on August 29, 2009.

The Committee (as defined in the 2009 Plan) and the Company’s Board of Directors authorized and approved the grant of stock options on the dates and exercise prices as follows, which were the closing prices of the Company’s Common Shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant.

Executive Officers and Directors of the Company

Name	Stock Options	Exercise Price	Expiry Date
Magellan Management Company(1)	52,000	$5.00	August 23, 2019
Peter Watson	15,000	$0.12	August 23, 2019
(1) Magellan Management Company is a private British Columbia company owned by Gavin Roy

Executive Officers and Directors of the Subsidiary

Name	Stock Options	Exercise Price	Expiry Date
Jose Rodrigues Pizan	2,000	$5.00	August 23, 2019

Consultants of the Company

Name	Stock Options	Exercise Price	Expiry Date
Rick Sanderson	25,000	$0.12	August 23, 2019
Benjamin Alejandro Nunez Montenez	2,000	$5.00	August 23, 2019
David Seers	2,000	$5.50	August 23, 2019
Greta Rosario Castillo Mendoza	2,000	$5.50	August 23, 2019

On March 17, 2011, the Company’s Board of Directors adopted the Black Tusk Minerals Inc. 2011 Nonqualified Stock Option Plan (the “2011 Plan”).  The 2011 Plan was ratified by the shareholders by written consent on April 29, 2011.

Pursuant to the 2011 Plan, stock options may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company. The maximum number of shares with respect to which stock options may be granted under the 2011 Plan may not exceed 650,000. All stock options granted under the 2011 Plan shall be nonqualified stock options and shall be evidenced by agreements, which shall be subject to the applicable provisions of the 2011 Plan. The foregoing description of the 2011 Plan is qualified in its entirety by reference to the 2011 Plan, a copy of which was filed as Exhibit 99.1 to a Current Report on Form 8-K filed with the SEC on March 23, 2011.

The Committee (as defined in the 2011 Plan) and the Company’s Board of Directors authorized and approved the grant of stock options on the dates and exercise prices as follows, which were the closing prices of the Company’s Common Shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant.

Executive Officers and Directors of the Company

Name	Stock Options	Exercise Price	Expiry Date
Magellan Management Company(1)	100,000	$0.12	March 16, 2021
Kurt Bordian	75,000	$0.12	March 16, 2021
James Bordian	50,000	$0.12	March 16, 2021
Mark White	25,000	$0.12	March 16, 2021
Peter Watson	10,000	$0.12	March 16, 2021
(1) Magellan Management Company is a private British Columbia company owned by Gavin Roy

Executive Officers and Directors of the Subsidiary

Name	Stock Options	Exercise Price	Expiry Date
Jose Rodrigues Pizan	50,000	$0.12	March 16, 2021

Consultants of the Company

Name	Stock Options	Exercise Price	Expiry Date
Benjamin Alejandro Nunez Montenez	50,000	$0.12	March 16, 2021
Stephen Jackson	50,000	$0.12	March 16, 2021
Michael Murphy	40,000	$0.12	March 16, 2021
David Seers	25,000	$0.12	March 16, 2021
Greta Rosario Castillo Mendoza	25,000	$0.12	March 16, 2021
Dal Brynelsen	25,000	$0.12	March 16, 2021
Jorge Carlos Cedron Morales	25,000	$0.12	March 16, 2021
Mario Fernando Cedron Morales	25,000	$0.12	March 16, 2021
Luis Enrique Cedron Morales	25,000	$0.12	March 16, 2021
Rafael Eduardo Cedron Morales	25,000	$0.12	March 16, 2021
Adriana Mafalda Arias	25,000	$0.12	March 16, 2021

Warrants

Executive Officers and Directors of the Company
Name	Warrants	Exercise Price	Expiry Date
Magellan Management Company(1)	5,163,313(5)	$0.05	March 1, 2016
Kurt Bordian	165,000(5)	$0.05	March 1, 2016

Consultants of the Company

Name	Warrants	Exercise Price	Expiry Date
Dorsey & Whitney LLP	10,000(2)	$5.00	January 23, 2012
Rodrigo, Elías & Medrano	2,000(2)	$5.00	January 23, 2012
Forstrom Jackson	576(4)	$5.00	January 23, 2012
Jorge Carlos Cedron Morales	15,834(6)	$0.25	September 28, 2013
Mario Fernando Cedron Morales	10,000(6)	$0.25	September 28, 2013
Rafael Eduardo Cedron Morales	7,500(6)	$0.25	September 28, 2013

Individual Investors of the Company

Name	Warrants	Exercise Price	Expiry Date
Michael McIsaac	2,300(3)	$5.00	January 23, 2012
Dal Brynelson	2,500(3)	$5.00	January 23, 2012
Rick Sanderson	2,000(3)	$5.00	January 23, 2012
Raymond Lim	3,200(3)	$5.00	January 23, 2012
695809 BC Ltd.	66,400(5)	$0.05	March 1, 2016
Tarynne Hoover	165,000(5)	$0.05	March 1, 2016

Johanna Swanson	50,000(6)	$0.25	September 28, 2013
Rick Sanderson	33,334(6)	$0.25	September 28, 2013
Richard & Grace Hoover	25,000(6)	$0.25	September 28, 2013

(1) Magellan Management Company is a private British Columbia company owned by Gavin Roy

(2) On January 23, 2009, the Company entered into two fee arrangement agreements to settle $61,500 of professional fees included in accounts payable. Pursuant to the agreement the Company issued two convertible notes with an aggregate principal amount of $61,500, bearing interest at 4% per annum, and convertible into the Company’s Common Shares at a conversion price of $5.00 and warrants to purchase 12,000 split-adjusted shares of the Company’s common stock at $5.00 per share until January 23, 2012. The note is due on the earlier of: (a) January 23, 2012, (b) the date the Company closes an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction, any sale of substantially all of the assets of the Company or any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange) or (c) the date the Company raises financing of $250,000 or more. The convertible notes contained an anti-dilution provision to adjust the conversion price if the Company issued additional common stock or equivalents at a price lower than the conversion price with a floor of $2.50 per share that was triggered February 8, 2011.

(3) On June 26, 2009, the Company issued four convertible notes in exchange for cash proceeds used to pay concession fees due on the Company’s principal mineral properties in Peru. The notes bear interest at 10% per annum and are convertible into the Company’s Common Shares at a conversion rate of $5.00 per share. The principal amounts and due dates are as follows: $12,500 due on September 26, 2009 and $37,613 on December 31, 2009. In conjunction with the convertible notes, the Company issued warrants to purchase 10,000 split-adjusted Common Shares of the Company at a price of $5.00 per share until January 23, 2012. On August 31, 2009, the maturity date of the $12,500 convertible note was amended from August 31, 2009 to September 26, 2009. The notes are due on the earlier of (a) the specified due date, (b) the date the Company closes an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction or any sale of substantially all of the assets of the Company, any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange) or (c) the date the Company raises financing of $250,000 or more. The convertible notes contained an anti-dilution provision to adjust the conversion price if the Company issued additional common stock or equivalents at a price lower than the conversion price with a floor of $2.50 per that which was triggered February 8, 2011.

(4) On July 14, 2009, the Company entered into a fee arrangement agreement to settle $2,881 of professional fees included in accounts payable. Pursuant to the agreement the Company issued a convertible note with an aggregate principal amount of $2,881, bearing interest at 4% per annum, and convertible into the Company’s common stock at a conversion price of $5.00 and warrants to purchase 576 split-adjusted shares of the Company’s common stock at $5.00 per share until January 23, 2012. The note is due on the earlier of: (a) January 23, 2012, (b) the Company closing an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction or any sale of substantially all of the assets of the Company, any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange), or (c) the date the Company raises financing of $250,000 or more. The convertible notes had an anti-dilution provision to adjust the conversion price if the Company issued additional common stock or equivalents at a price lower than the conversion price with a floor of $2.50 per share that was triggered February 8, 2011.

(5) On February 8, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 5,559,713 units at a price of $0.05 per unit. Magellan acquired 5,163,313 units in consideration of the cancellation of debt. Each unit consists of one share of common stock of the Company and one full purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.05 until February 8, 2016, a portion of this placement, 2,703,509 and 266,667 (2,970,176 in the aggregate) units, were rescinded on March 30, 2011 and April 14, 2011. (See note (3) below for additional details regarding this private placement and the subsequent Rescission and Conditional Purchase Agreements). Please see “Management’s Discussion and Analysis” for a full description.

(6) On September 28, 2011, the Company closed a private placement for 283,334 units at a price of $0.15 per unit. The Company issued 216,667 units raising a total of $32,500 and issued 66,667 units (valued at $10,000) in return for services under a consulting agreement.  Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

Convertible Securities

Executive Officers and Directors of the Company
Name	Amount	Conversion Price	Shares Upon Conversion	Warrants	Exercise Price	Expiry Date
Kurt Bordian	$21,750(1)	$0.05	435,000	435,000	$0.05	March 1, 2016

Individual Lenders to the Company

Name	Amount	Conversion Price	Shares Upon Conversion	Warrants	Exercise Price	Expiry Date
Tarynne Hoover	$11,750(1)	$0.05	235,000	235,000	$0.05	March 1, 2016

(1) On February 8, 2011, the Company issued 7% convertible debentures in the total amount of $33,500. The debentures are due and payable on March 1, 2016, with interest at the rate of 7% per annum accruing on the unpaid principal amount, compounded annually. The debentures are convertible at the option of the holder into units at a conversion price of $0.05 per unit. Each unit consists of one share of common stock of the Company, par value of $0.001, and one share purchase warrant. Each warrant is exercisable to acquire one share of common stock of the Company at an exercise price of $0.05 per share until March 1, 2016.

PRIOR SALES

Prior Sales

The following table summarizes securities issued by the Company in the 12 months preceding the date of this Prospectus:

Date of Issuance	Type of Security Issued	Number of Securitites Issued	Price per Security or Conversion Price
February 8, 2011	Units (1)	2,589,537	$0.05
February 8, 2011	7% Convertible Debenture (2)	$33,500	$0.05
February 10, 2011	7% Convertible Debenture (3)	$10,000	$0.05
March 9, 2011	Common Shares(4)	200,000	$0.075
March 14, 2011	Common Shares(5)	66,667	$0.075
March 30, 2011	Common Shares(6)	200,000	$0.05
June 13, 2011	Units(7)	2,970,176	$0.05
September 28, 2011	Common Shares(8)	200,000	$0.05
September 28, 2011	Units(9)	283,334	$0.15

(1) On February 8, 2011, the Company closed a private placement of units. Under the terms of the private placement, the Company issued 5,559,713 units at a price of $0.05 per unit. Magellan acquired 5,163,313 units in consideration of the cancellation of debt. Each unit consists of one share of common stock of the Company and one full purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.05 until February 8, 2016, a portion of this placement, 2,703,509 and 266,667 (2,970,176 in the aggregate) units, were rescinded on March 30, 2011 and April 14. (See note (7) below for additional details regarding this private placement and the subsequent Rescission and Conditional Purchase Agreements). Please see “Management’s Discussion and Analysis” for a full description.

(2) On February 8, 2011, the Company issued 7% convertible debentures in the total amount of $33,500. The debentures are due and payable on March 1, 2016, with interest accruing on the unpaid principal amount, compounded annually. The debentures are convertible at the option of the holder into units.  Each unit consists of one share of common stock of the Company, par value of $0.001, and one share purchase warrant, at a conversion price of $0.05 per unit.  Each warrant is exercisable to acquire one share of common stock of the Company at an exercise price of $0.05 per share until February 8, 2016.

(3) On February 10, 2011, the Company issued 7% convertible debentures in the total amount of $10,000. The debentures are due and payable on March 1, 2016, with interest accruing on the unpaid principal amount, compounded annually. The debentures are convertible at the option of the holder into units. Each unit consists of one share of common stock of the Company, par value of $0.001, and one share purchase warrant, at a conversion price of $0.05 per unit. Each warrant is exercisable to acquire one share of common stock of the Company at an exercise price of $0.05 per share until February 10, 2016.

(4) On March 9, 2011, the Company closed a private placement of Common Shares. Under the terms of the private placement, the Company issued 200,000 Common Shares at a price of $0.075 per unit and raised $15,000.

(5) On March 14, 2011, the Company closed a private placement of Common Shares. Under the terms of the private placement, the Company issued 66,667 Common Shares at a price of $0.075 per unit and raised $5,000.

(6) On March 30, 2011, the Company issued 200,000 shares of common stock upon the conversion of the notes in the principal amount of $10,000 issued on February 10, 2011.

(7) On June 13, 2011, in accordance with the Rescission and Conditional Purchase Agreements, the Company issued to Magellan, 2,970,176 units consisting of 2,970,176 shares of common stock of the Company and 2,970,176 Common Share purchase warrants of the Company which may be converted into shares of common stock of the Company, par value $0.001, at a conversion price of $0.05 per warrant share, until February 8, 2016.

(8) On September 28, 2011, the Company issued warrant holders 200,000 shares of common stock of the Company at $0.05 per share. The warrants were issued as part of a conversion into units of 7% Convertible Debentures on March 30, 2011.

(9) On September 28, 2011, the Company closed a private placement for 283,334 units at a price of $0.15 per unit. The Company issued 216,667 units raising a total of $32,500 and issued 66,667 units (valued at $10,000) in return for services under a consulting agreement. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

Trading Price and Volume

The Company’s common stock is quoted in the United States on the OTCBB and is the marketplace where the greatest volume or quotation occurs. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network, which provides information on current “bids” and “asks” as well as volume information. The OTCBB is not considered a “national exchange”.  Our symbol is “BKTK”. As of December 6, 2011, the last sale on the OTCBB was US$0.11.

The high and low bid quotations and volume of our common stock on the OTCBB as reported by FINRA were as follows.

Month	High(1)	Low(1)	Volume
December	.11	.11	8,200
November 2011	.11	.11	19,000
October 2011	.24	.11	6,987
September 2011	.24	.08	24,974
August 2011	.12	.08	16,700
July 2011	.17	.10	33,824
June 2011	.24	.12	26,286
May 2011	.122	.07	45,140
April 2011	.26	.12	7,883
March 2011	.26	.12	5,408
February 2011	.26	.10	30,150
January 2011	.35	.20	4,650
December 2010	.40	.20	25,179
(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

ESCROWED SECURITIES AND SECURITIES
SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

As of December 6, 2011, the Company does not have any escrowed securities or securities subject to a contractual restriction on transfer.

PRINCIPAL SECURITYHOLDERS

Principal Securityholders

The following table lists the persons who own, directly or indirectly, 10% or more of the issued and outstanding shares of our common stock as of December 6, 2011:

Name	Title of Class	Amount and Nature of Beneficial Owner	Percent of Class(1)
Gavin Roy	Common Stock	5,379,913 shares directly and indirectly owned (5,299,913 indirectly owned as principal of Magellan Management Company and 80,000 directly owned)	72.2%
Magellan Management Company(2)	Common Stock	5,299,913 shares indirectly owned	72.2%
(1) Percentages are calculated on 7,453,510 shares issued and outstanding on December 6, 2011.

(2) Magellan Management Company is a private British Columbia company owned by Gavin Roy.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of the Company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

The following table sets forth the names and municipalities of residence of those individuals who are directors and officers of the Company as at the date hereof, their current positions or offices with the Company, the date when they first became a director and/or officer of the Company, the number of the Company’s Common Shares beneficially owned, directly or indirectly, or under their direction or control and their principal occupations during the past five years:

Name, Occupation and Security Holding
Name and Municipality of Residence	Office or Position Held	Director / Officer Since	Number of the Company’s Common Shares Beneficially Owned, Directly or Indirectly, or under Direction or Control	Percentage of Class	Principal Occupation During the Past Five Years
Gavin Roy Vancouver, British Columbia Canada	Director, President and Secretary	August 9, 2007 to Present	5,379,913	72.18%	Principal of Magellan Management Company(2)
James Bordian Surrey, British Columbia Canada	Treasurer	March 30, 2011 to Present	200,000	2.68%	Certified General Accountant(3)
Kurt Bordian(1) Vancouver, British Columbia Canada	Director	August 8, 2005 to September 10, 2008 and February 8, 2011 to Present	165,000	2.21%	Chartered Accountant (Retired) (4)
Mark White(1) Marina Del Rey, California USA	Director	June 9, 2011 to Present	0	0%	Founder and Chairman of MyRapidMD(5)

Peter Watson(1) Edmonton, Alberta Canada	Director	August 8, 2005 to September 10, 2008 and November 23, 2011 to Present	2,000	0.03%	President of Marquee Capital Communications Inc. (6)
Directors and Officers as a Group				77.1%

(1) The Company has an Audit Committee comprised of Kurt Bordian, Mark White and Peter Watson. All members except Kurt Bordian are considered “independent” as that term is defined in Multilateral Instrument 52-110 – Audit Committees. Also, all of the Audit Committee members are “financially literate” as defined in Multilateral Instrument 52-110.

The following are brief descriptions of our officers and directors principal occupations:

(2) Gavin Roy was appointed Vice President of the Company on August 9, 2007, resigned as Vice President on April 24, 2008 and was appointed as Director and President effective April 24, 2008. On March 30, 2010, Mr. Roy was appointed Secretary and Treasurer. Mr. Roy resigned as Treasurer on the appointment of James Bordian. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan in 2005, Mr. Roy’s principal occupation was as an investment advisor and held tenures at Canaccord Capital Corporation, Octagon Capital Corporation and Global Securities Corporation. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions.

(3) James Bordian was appointed by the Board of Directors of the Company as the Chief Financial Officer of the Company effective March 30, 2011. James Bordian is a retired Chartered Accountant and Certified Internal Auditor with over 40 years experience. During his career, Mr. Bordian has held senior management positions with US Plywood, Dillingham Corporation, Air Canada, and BC Hydro.  Presently he is Vice President of a Vancouver-based private management-consulting firm offering financial accounting services. James Bordian has also held the following past positions: Director and Chairman of Audit and Finance Committee for Royal Aloha Vacation Club; Director and Treasurer of Grand Lakefront Resort Club Canada; and President of Institute of Internal Auditors – Vancouver Chapter. Mr. Bordian has extensive experience in income tax planning, budgeting, financial statement presentations and business evaluations. James Bordian is the father of Kurt Bordian, a director of the Company.

(4) Kurt Bordian was re-appointed to the Board effective February 8, 2011. Mr. Bordian was the Secretary, Treasurer and Director from August 8, 2005 to September 10, 2008. Mr. Bordian is a designated Certified General Accountant, and holds a Bachelor of Commerce (Honours) Degree from the University of Manitoba. He has worked primarily with public companies in the mineral exploration and oil and gas industries over the past 12 years. Mr. Bordian currently serves as a director or officer on a number of resource exploration and development companies, including: Chief Financial Officer of ESO Uranium Corp. (ESO-TSX.V), Chief Financial Officer of Canyon Copper Corp. (CNC-TSX.V, CNYC-OTCBB), director of Palo Duro Energy Inc. (PDE-TSX.V), director of Calypso Uranium Corp. (CLP-TSX.V) and director of Thor Explorations Ltd. (THX-TSX.V).

(5) Mark White was elected to the Board, effective June 9, 2011. Mr. White is also the Chairman and founder of MyRapidMD a mobile application developer specializing in healthcare and first response applications. He also serves as the VP of Business Development for Virtual Medical Centre Inc., one of Australia’s leading online healthcare and medical information portals. Mr. White is leading Virtual Medical Centre Inc.’s push into the North American market. Previously he was co-founder and President of Pixtera Corp, a developer of handheld electronic reading devices. From 1999 through 2002 he was as an independent business consultant to young public companies and from 1997-1999 was director of investor relations for Turbodyne Technologies, a maker of electronic turbo chargers. Prior to moving in the direction of entrepreneurial ship he was a stock broker in Los Angeles. He is conversant in all aspects of strategic planning, capital raising for early stage companies, as well as the day-to-day obligations of managing an operating company. He received his BA from Victoria University, Wellington New Zealand.

(6) Peter Watson was re-appointed to the Board effective November 23, 2011. Mr. Watson was the President and Director from August 8, 2005 to April 24, 2008. Mr. Watson is a well-known businessman with over 25 years experience in strategic business development, corporate finance and marketing. Mr. Watson is the President of Marquee Capital Communications Inc., a company that provides financial and communication services to high growth companies. Over the course of his career he has served as a director and been instrumental in the growth of both private and public companies in various Canadian business sectors. Mr. Watson currently serves as a Director and Chief Financial Officer of Silver Pursuit Resources Ltd. (SPF-TSX.V).

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Orders

Other than as disclosed below, to the best of the Company’s knowledge, no existing or proposed director officer, promoter or other member of management of the Company is, or within the ten years prior to the date hereof has been, a director, officer, promoter or other member of management of any other company that, while that person was acting in the capacity of a director, officer, promoter or other member of management of that company, was the subject of a cease trade order or similar order or an order that denied the company access to any statutory exemptions for a period of more than 30 consecutive days, was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or appointed to hold the assets of that director, officer or promoter.

Personal Bankruptcies

To the Company’s knowledge, no director or officer of the Company, nor any shareholder holding sufficient securities of the Company to affect materially the control of the Company, nor any personal holding company of any such person has, within the ten years before the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties or Sanctions

Other than as disclosed herein, to the Company’s knowledge, no director or officer of the Company, nor any shareholder holding sufficient securities of the Company to materially affect control of the Company has:

(a) been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or

(b) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Conflicts of Interest

The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests, which they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the Board of Directors, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of the Company’s knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among the Company, its promoters, directors and officers or other members of management of the Company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies.

Management of Junior Issuers

The persons forming our management team are described briefly below. At this time, the individuals below and the Company have not entered into non-competition or non-disclosure agreements.

Gavin Roy and James Bordian are the Company’s sole employees. We hire independent contractors to assist with general administrative matters from time-to-time.

Gavin Roy, age 44, our President and Secretary currently devotes approximately thirty hours per week to our business affairs. If the demands of our business require it, Mr. Roy is prepared to adjust his timetable to devote more time to our business. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan in 2005, Mr. Roy’s principal occupation was as an investment advisor and held tenures at Canaccord Capital Corporation, Octagon Capital Corporation and Global Securities Corporation.

Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions.

James Bordian, age 70, was appointed by the Board of Directors of the Company as the Chief Financial Officer of the Company effective March 30, 2011. Mr. Bordian currently devotes approximately five hours per week to our business affairs. If the demands of our business require it, Mr. Bordian is prepared to adjust his timetable to devote more time to our business. Mr. Bordian is a retired Chartered Accountant and Certified Internal Auditor with over 40 years experience. During his career, Mr. Bordian has held senior management positions with US Plywood, Dillingham Corporation, Air Canada, and BC Hydro.  Presently he is Vice President of a Vancouver-based private management-consulting firm offering financial accounting services. James Bordian has also held the following past positions: Director and Chairman of Audit and Finance Committee for Royal Aloha Vacation Club; Director and Treasurer of Grand Lakefront Resort Club Canada; and President of Institute of Internal Auditors – Vancouver Chapter. Mr. Bordian has extensive experience in income tax planning, budgeting, financial statement presentations and business evaluations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company is providing the following information prepared in accordance with Item 402 “Executive Compensation” of Regulation S-K under the Exchange Act.

A summary of cash and other compensation paid to our Principal Executive Officer and other executives for the fiscal year ended May 31, 2011 is as follows:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Gavin Roy, President, Secretary, and Director (former Vice President and former Treasurer)	May 31, 2011	NIL	NIL	NIL	12,000(1)	NIL	NIL	112,657(1)	124,657(1)
	May 31, 2010	NIL	NIL	NIL	260,000(1)	NIL	NIL	5,097(1)	265,097(1)
Michael McIsaac, Former Secretary, Treasurer and Director	May 31, 2011	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	May 31, 2010	NIL	NIL	NIL	NIL(2)	NIL	NIL	NIL	NIL(2)
Kurt Bordian Director, and Former Secretary, Treasurer	May 31, 2011	NIL	NIL	NIL	9,000(3)	NIL	NIL	NIL	9,000(3)
	May 31, 2010	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL
James Bordian Chief Financial Officer	May 31, 2011	NIL	NIL	NIL	6,000(4)	NIL	NIL	NIL	6,000(4)
	May 31, 2010	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL

(1)
Magellan Management Company, of which Mr. Roy is a principal, has provided administrative and consulting services to the Company. On March 18, 2011, the Company granted Magellan 100,000 stock options pursuant to the 2011 Plan. On February 8, 2011, the Company granted Magellan 2,193,137 units in order to pay off $109,657 of debt owed to the Magellan as a result the Magellan Debt. As a result of this issuance of units, Magellan was subject to disgorgement under Section 16(b) of the Exchange Act, due to sales of shares made by Magellan on August 13 and August 23, 2010. Magellan was required to disgorge $2,866 in profits. Under the terms of the Section 16 Disgorgement and Settlement Agreement, Magellan disgorged $2,866 by forgiving that amount of the Magellan Debt. In addition, during the fiscal year ended May 31, 2011, the Company paid Magellan, $3,000 for administrative and consulting services. During the fiscal year ended May 31, 2010, the Company paid $5,097 to Magellan for administrative and consulting services and granted Magellan 40,000 split adjusted stock options on August 25, 2009, and 12,000 split adjusted options on January 4, 2010 at an exercise price of $5.00.
(2)
On August 25, 2009, the Company granted Michael McIsaac 20,000 split adjusted stock options at an exercise price of $5.00, which were subsequently cancelled March 30, 2010 upon his resignation as director, secretary and treasurer.

(3)
On March 18, 2011, Kurt Bordian was granted 75,000 options to purchase shares of common stock of the Company at an exercise price of $0.12 pursuant to the 2011 Plan. Kurt Bordian was not an officer of the Company when he received the options, but he was a director of the Company.

(4)
On March 18, 2011, James Bordian was granted 50,000 options to purchase shares of common stock of the Company at an exercise price of $0.12 pursuant to the 2011 Plan. At the time, James Bordian was not an officer of the Company.

Narrative Disclosure to Summary Compensation Table

For the fiscal year ending May, 31, 2011 we did not pay to our directors or officers any salary or ongoing consulting fees. However, Magellan was paid $3,000 for consulting and administrative services during the fiscal year ending May 31, 2011. Effective June 1, 2011, James Bordian, the Chief Financial Officer of the Company, is being paid $1,500 per quarter. We anticipate that additional compensation may be paid to an officer in the event that we decide to proceed with advanced exploration programs on the Peru Properties. Please reference the executive compensation table and accompanying footnote above for all information concerning executive and director compensation.

Other Compensation Information

The Company does not maintain any long-term compensation plans, and did not maintain such plans at any time during our two most recently completed fiscal years ended May 31, 2011. As such, there were no long-term compensation plan awards or payouts to any of the named Executive Officers of the Company during our two most recently completed fiscal years ended May 31, 2011 and 2010.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or Executive Officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gavin Roy , President, Secretary and Director (former Vice President)	40,000			5.00	August 23, 2019
	12,000	-	-	5.00	August 23, 2019	-	-	-	-
	100,000			0.12	March 16, 2021
James Bordian Chief Financial Officer	50,000	-	-	0.12	March 16, 2021	-	-	-	-

2009 Plan

On August 24, 2009, the Company’s Board of Directors adopted the 2009 Plan. The 2009 Plan was approved by the Company’s shareholders became effective on November 16, 2009.

Pursuant to the 2009 Plan, stock options may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company. The maximum number of shares with respect to which stock options may be granted under the 2009 Plan may not exceed 100,000 (split adjusted). All stock options granted under the 2009 Plan shall be nonqualified stock options and shall be evidenced by agreements, which shall be subject to the applicable provisions of the 2009 Plan. The foregoing description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is filed as Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the SEC on August 29, 2009.

On August 25, 2009, the Committee (as defined in the 2009 Plan) and the Company’s Board of Directors authorized and approved the following stock option grants at an exercise price of $5.00 per share (split adjusted), which was the closing price of the Company’s Common Shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant:

Name	Stock Options		Exercise Price
Magellan Management Company	40,000		$5.00
Robert Krause	20,000	(1)	$5.00
Michael McIsaac	20,000	(2)	$5.00

(1) The Company granted Robert Krause 20,000 split adjusted stock options which were cancelled on June 1, 2010.

(2) The Company granted Michael McIsaac 20,000 split adjusted stock options which were cancelled March 30, 2010, upon his resignation as director, secretary and treasurer.

On January 4, 2010, the Committee (as defined in the 2009 Plan) and the Company’s Board of Directors authorized and approved the following stock option grants at an exercise price of $5.00 per share, which was the closing price of the Company’s Common Shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant:

Name	Stock Options	Exercise Price
Magellan Management Company	12,000	$5.00

2011 Plan

On March 17, 2011, the Company’s Board of Directors adopted the 2011 Plan.  The 2011 Plan was ratified by the shareholders by written consent on April 29, 2011.

Pursuant to the 2011 Plan, stock options may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company. The maximum number of shares with respect to which stock options may be granted under the 2011 Plan may not exceed 650,000. All stock options granted under the 2011 Plan shall be nonqualified stock options and shall be evidenced by agreements, which shall be subject to the applicable provisions of the 2011 Plan. The foregoing description of the 2011 Plan is qualified in its entirety by reference to the 2011 Plan, a copy of which was filed as Exhibit 99.1 to a Current Report on Form 8-K filed with the SEC on March 23, 2011.

The Company’s Board of Directors authorized, approved and ratified the grants of stock options, to officers and directors of the Company, on August 11, 2011 and the grants and exercise prices as follows, which were the closing prices of the Company’s Common Shares on the OTC Bulletin Board on the trading day immediately prior to the date of grant.

Name of Optionee	Number of Shares	Date of Grant	Exercise Price
James Bordian (i)	50,000	March 18, 2011	$0.12
Robert G. Krause(ii)	50,000	March 18, 2011	$0.12
Mark White (ii)	25,000	March 18, 2011	$0.12
Kurt Bordian	75,000	March 18, 2011	$0.12
Magellan Management Company	100,000	March 18, 2011	$0.12

(i) James Bordian was not an officer of the Company when the stock options were granted.

(ii) Mark White and Robert Krause were not directors of the Company when the stock options were granted.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Compensation of Directors

We do not pay to our directors any compensation for serving on our Board of Directors. Directors can participate in the Company’s stock option plans and other compensation plans.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

None.

Compensation Committee

The Company does not have a Compensation Committee. The Board as a whole makes decisions related to compensation.

Compensation Committee Report

The Company does not have a Compensation Committee. Each member of the Board has reviewed the Compensation and Discussion and Analysis and recommended it be included in this Annual Report on 10-K.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness

Other than routine indebtedness for travel and other expenses, the following table lists the aggregate indebtedness outstanding of the directors and Executive Officers as at December 6, 2011:

AGGREGATE INDEBTEDNESS ($)
Purpose	To the Company or its Subsidiaries	To Another Entity
(a)	(b)	(c)
Share purchases	-	-
Other	24,987	-

AUDIT COMMITTEES AND CORPORATE GOVERNANCE

Audit Committees

Audit Committee Charter

The following is the text of the Company’s audit committee charter.

Committee Role

The committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

In addition, the committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) establishing internal financial controls; (5) engaging outside advisors; and, (6) funding for the outside auditor and any outside advisors engagement by the audit committee.

The role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

Committee Membership

The committee shall consist of a minimum of three directors. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

1.
Communications - The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

2.
Committee Education/Orientation - The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

3.
Annual Plan - The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full Board.

4.
Meeting Agenda - Committee meeting agendas shall be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

5.
Committee Expectations and Information Needs - The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

6.	External Resources -The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

7.
Committee Meeting Attendees - The committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

8.
Reporting to the Board of Directors - The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each Board member at least one week prior to the subsequent Board of Directors meeting.

9.
Committee Self Assessment - The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

Meeting Frequency

The committee shall meet at least three times quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

Reporting to Shareholders

The committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company's annual report.

Committee's Relationship with External and Internal Auditors

1.	The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the audit committee as representatives of the shareholders.

2.
As the external auditors review financial reports, they will be reporting to the audit committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the Board or committee should review the work of external auditors.

3.
The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independent Standards Board and the Securities and Exchange Commission. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external auditor.

4.	The internal audit function shall be responsible to the Board of Directors through the committee.

5.
If either the internal or the external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

6.	Changes in the directors of internal audit or corporate compliance shall be subject to committee approval.

Primary Committee Responsibilities

Monitor Financial Reporting and Risk Control Related Matters

The committee should review and assess:

1.
Risk Management - The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

2.	Annual Reports and Other Major Regulatory Filings - All major financial reports in advance of filings or distribution.

3.
Internal Controls and Regulatory Compliance - The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

4.	Internal Audit Responsibilities - The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

5.	Regulatory Examinations - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

6.
External Audit Responsibilities - Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

7.
Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

8.
Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

Changes in important accounting principles and the application thereof in both interim in and annual financial reports.

1.	Significant conflicts of interest and related-party transactions.

2.	External auditor performance and changes in external audit firm (subject to ratification by the full Board).

3.	Internal auditor performance and changes in internal audit leadership and/or key financial management.

4.	Procedures for whistle blowers.

5.	Pre-approve allowable services to be provided by the auditor.

6.	Retention of complaints.

Composition of Audit Committee

Our audit committee currently consists of the following directors: Kurt Bordian, Mark White and Peter Watson. Kurt Bordian is not an independent director as his father, James Bordian, is the Chief Financial Officer. Mark White and Peter Watson are independent members of our Board of Directors.  All members of the committee are considered to be financially literate.

Relevant Education and Experience

All members of the Audit Committee have the ability to read, analyze and understand the complexities surrounding the issuance of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements, and have an understanding of internal controls. All members of the Audit Committee intend to maintain their currency by periodically taking continuing education courses.

In addition to each member's general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his/her responsibilities as an Audit Committee member is as follows:

Kurt Bordian:  Kurt Bordian is a designated Certified General Accountant, possesses an understanding of the accounting principles used by the issuer to prepare its financial statements, and has served in executive officer positions and as a director for a number of reporting resource exploration and development companies.

Mark White: Mr. White is a former stock broker in the United States, has held a senior management position with a public company and possesses an understanding of internal controls and procedures for financial reporting.

Peter Watson: Mr. Watson has held a senior management position with numerous public companies and possesses an understanding of internal controls and procedures for financial reporting.

Reliance on Certain Exemptions

Since the Company’s most recently completed financial year, the Company is relying on an exemption from NI 52-110, Part 3, Section 3.5 (Death, Disability or Resignation of Audit Committee Member), with the resignation of Robert Krause on September 12, 2011which has resulted in a vacancy on the audit committee that the Board of Directors is required to fill, and appointed Kurt Bordian, to fill such vacancy for a period ending no later than the next annual meeting of the Company. The Company's Board of Directors has determined that the reliance on the exemption will not materially adversely affect the ability of the audit committee to act independently and to satisfy the other requirements of NI 52-110.

Audit Committee Oversight

At no time since the commencement of the Company’s most recent completed financial year has a recommendation of the Audit Committee to nominate or compensate an external auditor not been adopted by the Board of Directors.

Pre-Approval Policies and Procedures

The policy of the Company’s Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by its independent auditors during the fiscal year. Non-audit services that are prohibited to be provided by the Company’s independent auditors may not be pre-approved. In addition, prior to the granting of any pre-approval, the Company’s Audit Committee must be satisfied that the performance of the services in question will not compromise the independence of the independent auditors.

Audit Fees

The aggregate fees billed to the Company for the services provided by the external auditor for the financial years ended May 31, 2011 and 2010 are as follows:

	Year Ended May 31, 2011	Year Ended May 31, 2010
	(Manning Elliott LLP)	(Manning Elliott LLP)
Audit Fees	$21,250	$18,850
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$21,250	$18,850

Corporate Governance

Board of Directors

We currently act with four directors: Gavin Roy, Kurt Bordian, Mark White and Peter Watson. We have determined that Mark White and Peter Watson are independent directors. Kurt Bordian is not an independent director as his father, James Bordian, serves as the Chief Financial Officer of the Company. Gavin Roy is not an independent director as he serves as the President and Secretary of the Company.

Currently, the majority of directors of the Company are not independent. The Board of Directors monitors potential conflicts of interest so that it may exercise independent judgement in carrying out its responsibilities. To our knowledge, and other than as disclosed in this report, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

The following directors of the Company are directors/officers of other reporting issuers:

Name of Director	Name of Reporting Issuer	Exchange
Kurt Bordian	Canyon Copper Corp. Calypso Uranium Corp. Palo Duro Energy Inc. ESO Uranium Corp. Thor Explorations Ltd.	TSX.V, OTCBB TSX.V TSX.V TSX.V TSX.V
Peter Watson	First Pursuit Resources Ltd.	TSX.V

The Board of Directors has not held any meetings since incorporation of the Company on August 8, 2005. Resolutions of the Board of Directors have been passed in connection with the incorporation, organization and activities of the Company to date through the use of unanimous written consent resolutions. It is contemplated that the Board of Directors will hold regularly scheduled meetings at least quarterly once the Corporation becomes a reporting issuer.

The independent directors have not held any scheduled meetings without non-independent directors or management present since incorporation of the Company in August 2005. It is anticipated, however, that such meetings will occur in future.

The Board of Directors as a whole provides leadership.

The Company’s corporate governance practices are summarized below:

Board Mandate

The Board of Directors is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.

Position Descriptions

As a result of the Company’s small size and the Company’s stage of development, the Board has not developed written position descriptions for the chair and/or the chair of each Board committee or Executive Officers.

Orientation and Continuing Education

The Board of Directors provides an overview of the Company’s business activities, systems and business plan to all new directors. New director candidates have free access to any of the Company’s records, employees or senior management in order to conduct their own due diligence and will be briefed on the strategic plans, short, medium and long term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. The directors are encouraged to update their skills and knowledge by taking courses and attending professional seminars.

Ethical Business Conduct

The Board of Directors has not adopted a written code for the directors, officers and employees on ethical business conduct. The Board of Directors believes good corporate governance is an integral component to the success of the Company and to meet their responsibilities to shareholders. Generally, the Board of Directors has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board of Directors in which the director has an interest have been sufficient to ensure that the Board of Directors operates independently of management and in the best interests of the Company.

The Board of Directors is also responsible for applying governance principles and practices, and tracking development in corporate governance, and adapting “best practices” to suit the needs of the Company. Certain of the directors of the Company may also be directors and officers of other companies, and conflicts of interest may arise between their duties. Such conflicts must be disclosed in accordance with, and are subject to such other procedures and remedies as applicable under Chapter 78 of the Nevada Revised Statutes.

Nomination of Directors

The Board of Directors has not formed a nominating committee or similar committee to assist the Board of Directors with the nomination of directors for the Company. The Board of Directors considers itself too small to warrant creation of such a committee; and each of the directors has contacts he can draw upon to identify new members of the Board of Directors as needed from time to time.

The Board of Directors will continually assess its size, structure and composition, taking into consideration its current strengths, skills and experience, proposed retirements and the requirements and strategic direction of the Company. As required, directors will recommend suitable candidates for consideration as members of the Board of Directors.

Compensation

The Company does not have a Compensation Committee. The Board as a whole makes decisions related to compensation. We do not pay to our directors any compensation for serving on our Board of Directors. Directors can participate in the Company’s stock option plans and other compensation plans.

Other Board Committees

Other than the audit committee, the Company does not have any other committees.

Assessments

The Board of Directors has not implemented a process for assessing its effectiveness. As a result of the Company’s small size and the Company’s stage of development, the Board of Directors considers a formal assessment process to be inappropriate at this time. The Board of Directors plans to continue evaluating its own effectiveness on an ad hoc basis.

The Board of Directors does not formally assess the performance or contribution of individual Board members or committee members.

PLAN OF DISTRIBUTION

Name of Underwriters

No underwriter has been involved in the preparation of the Prospectus or performed any review or independent due diligence of the contents of the Prospectus.

No securities are being offered pursuant to this Prospectus.

The Company’s common stock is quoted in the United States on the OTCBB, which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network, which provides information on current “bids” and “asks” as well as volume information. The OTCBB is not considered a “national exchange”.  Our symbol is “BKTK”.

Our common stock began trading on the OTCBB on February 1, 2008. Accordingly, there is only a very limited trading history for our common stock. Further, the market for shares in our common stock is limited because only a small number of our outstanding shares are available for trading in the public market. Until a larger secondary market for our common stock develops, the price of our common stock may fluctuate substantially. Please see “Risk Factors”.

RISK FACTORS

Risk Factors

Much of the information included in this Prospectus includes or is based upon estimates, projections or other forward-looking statements. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward-looking statements. Prospective investors should consider carefully the risk factors set out below.

 Risks Relating to the Company

If we do not obtain additional financing, our business will fail.

As of August 31, 2011, we had $9,096 cash and a working capital deficit in the amount of $189,136. We currently do not have any operations and we have no revenue from operations. Our business plan calls for expenses in connection with the technical review and exploration of the Peru Properties. Our current operating funds will not be sufficient to carry out our planned exploration program on the Peru Properties. In addition, we will require additional financing to provide funds for anticipated operating overhead, professional fees and regulatory filing fees. We will need to obtain additional financing to complete our planned programs and to sustain our business operations. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Peru Properties into commercial production, if warranted. The Company’s plans for the next twelve months are to focus on the exploration of the Peru Properties and to fund our working capital deficit. We estimate that cash requirements of approximately $1,150,000 will be required for exploration and administration costs, and to fund working capital during the next twelve months. However, we do not have any commitments to fund these costs. Therefore, we need to raise an additional $1,150,000 or more in the next twelve months. We are exploring joint ventures, options and other arrangements, which will fund exploration and development of our properties. We have not entered into any such arrangements and such arrangements may not be available on acceptable terms, if at all. Failure to raise needed financing or enter into arrangements to fund exploration, development and maintenance of our properties could result in our having to discontinue our mining exploration and development business.

Since August 31, 2010, we obtained proceeds in the amount of $32,500 through a private placement of units consisting of shares of common stock and share purchase warrants; 216,667 units were issued at $0.15 per unit. The private placements funded immediate cash requirements but did not resolve our working capital deficiencies.

We may be unable to continue as a going concern.

As discussed by the auditors in Note 1 to our financial statements contained elsewhere in this annual report, we have not generated any revenue or profitable operations since inception and will need to obtain equity financing and profitable operations to continue as a going concern. Also, we have a working capital deficit. These factors raise substantial doubt about our ability to continue as a going concern. We are in the process of seeking sufficient financing to implement our business strategy. Because we will need additional financing to fund our extensive exploration activities there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of 3,067,270 for the period from August 8, 2005 (date of inception) to August 31, 2011. We estimate that we will be required to raise at least $1,150,000 in the next twelve months to satisfy our planned technical review and exploration activities for the Peru Properties and general working capital requirements for general administrative and other expenses. However, we do not have any commitments to fund these costs. We are exploring joint ventures, options and other arrangements, which will fund exploration and development of our properties. We have not entered into any such arrangements and such arrangements may not be available on acceptable terms, if at all. Therefore, we have to raise an additional $1,150,000 in the next twelve months or enter into an arrangement to fund exploration and development of our properties. These factors raise substantial doubt that we will be able to continue as a going concern.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body.  In addition, costs are affected by the price of commodities such as fuel, rubber and electricity.  Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mine and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Recent market events and conditions

Since 2007, the U.S. credit markets have experienced serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions that still exist in 2011. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings and the loss of the United States’ AAA credit rating by the Standard and Poor’s.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company’s access to additional capital may not be available on terms acceptable to it or at all.

General economic conditions

The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the gold and base metal mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability. Specifically:

·	The global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;

·	The volatility of ore prices may impact our future revenues, profits and cash flow;

·	Volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

·	The devaluation and volatility of global stock markets impacts the valuation of our equity securities, which may impact our ability to raise funds through the issuance of equity.

These factors could have a material adverse effect on our financial condition and results of operations.

Because our President and Secretary has only agreed to provide services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Gavin Roy, our President and Secretary currently devotes approximately thirty hours per week to our business affairs. If the demands of our business require it, Mr. Roy is prepared to adjust his timetable to devote more time to our business. However, Mr. Roy may not be able to devote more time to our affairs when needed. It is possible that the demands of his other interests will increase, with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on his time may lead to a divergence between his interests and the interests of other shareholders.

Risks Associated with Doing Business in Peru

Environmental, health and safety laws and other regulations may increase our costs of doing business, restrict our operations or result in operational delays.

Our exploration and mining activities are subject to a number of Peruvian laws and regulations, including environmental laws and regulations, as well as certain industry technical standards, permits, licenses and authorizations. Additional matters subject to regulation include, but are not limited to, concession fees and penalties, transportation, production, water use and discharge, power use and generation, use and storage of explosives, controlled chemical supplies, surface rights, community and stakeholders’ participation and involvement, plant and facilities’ construction approval, housing and other facilities for workers, reclamation, taxation, labor standards, mine safety and occupational health.

Environmental regulations and sustainable development standards in Peru have become increasingly stringent over the last decade, which may require us to dedicate a substantial amount of time and money to compliance and remediation activities. We expect additional laws and regulations will be enacted over time with respect to environmental, social and sustainable development matters. Recently, Peruvian environmental laws have been enacted imposing closure and remediation obligations on the mining industry.

The development of more stringent environmental protection programs in Peru and in relevant trade agreements could impose constraints and additional costs on our operations and require us to make significant capital expenditures in the future. We cannot assure you that future legislative, regulatory or trade developments will not have an adverse effect on our business, properties, results of operations, financial condition or prospects.

Governmental regulations and processing licenses.

Governmental approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental offices. We must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority.

New laws and regulations, amendments to existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our results of operations, financial condition and prospects. Exploration, mining and processing activities are dependent upon the grant of appropriate licenses, concessions, leases, permits, approvals, certificates and regulatory consents which may be withdrawn or made subject to limitations. There can also be no assurance that they will be granted or renewed or, if so, on what terms.

Certain licenses contain a range of past, current and future obligations, including minimum expenditure requirements. In some cases there could be adverse consequences of breach of these obligations, ranging from penalties to, in extreme cases, suspension or termination of the licenses or related contracts.

The level of any royalties or taxes payable to the Peruvian government or any other governmental authority in respect of the production of precious or base metals or minerals may be varied at any time as a result of changing legislation.

There is uncertainty as to the termination and renewal of our mining concessions.

Under the laws of Peru, mineral resources belong to the state and government concessions are required to explore for or exploit mineral reserves. In Peru, our mineral rights derive from concessions from the Peruvian Ministry of Energy and Mines for exploration, exploitation, extraction, transportation and/or production operations. Mining concessions in Peru may be terminated if the requirements of the concessionaire are not satisfied.

In order to maintain our mining concessions in good standing in Peru, we are obligated to pay annual fees and to reach minimum production levels after the first six years after the concession title has been granted. If said minimum production is not reached, the holder of the concession would have to pay a US$6.00 penalty per hectare per year. It is possible to avoid payment of the penalty if evidence is provided to the mining authorities that an amount equivalent to not less than ten times the applicable penalty has been invested. Therefore, if it is proven that an investment of US$60.00 per hectare per year has been made in the concession, there will be no obligation to pay the penalty (US$20.00 per hectare as of the twelfth year).

Following the same principle established in connection with the Validity Fee, evidence of compliance with the requested minimum production or investment or, in its defect, payment of the corresponding penalty can only be missed for one year. Non-compliance with any of these possibilities for two consecutive years, results in the cancellation of the mining concession.

Any termination or unfavorable modification of the terms of one or more of our concessions, or failure to obtain renewals of such concessions subject to renewal or extensions, could have a material adverse effect on our financial condition and prospects.

Drilling and Exploration Program and Banking Feasibility Study (BFS).

As with any significant undertaking or effort, the completion of a drilling and exploration program and BFS involves various uncertainties, including availability of materials and labor, labor relations issues, inclement weather, unforeseen engineering, environmental or geological issues, and unanticipated difficulties in obtaining any of the requisite licenses or permits, any of which could give rise to delays or cost overruns or cause the results of the drilling and exploration program and BFS to be less than expected levels. In addition, during perforation and construction of the development tunnels, the contractors could encounter unexpected sub-surface conditions or other difficulties, which could delay or even prevent us from generating or receiving revenues.

Development projects.

The development of new mining operations, which generally result from identifying potentially economically recoverable volumes of minerals or metals, have no operating history upon which to base estimates of future cash operating costs. For such development projects, estimates of proven and probable reserves and cash operating costs are, to a large extent, based upon the interpretation of geological data obtained from drill holes and other sampling techniques and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns may differ from those estimated.

Peruvian economic and political conditions may have an adverse impact on our business.

As of the date of this report, our operations are conducted solely in Peru. Accordingly, our business, financial condition or results of operations could be affected by changes in economic or other policies of the Peruvian government or other political, regulatory or economic developments in Peru. During the past several decades, Peru has had a history of political instability that has included military coups and a succession of regimes with differing policies and programs. Past governments have frequently intervened in the nation’s economy and social structure. Among other actions, past governments have imposed controls on prices, exchange rates and local and foreign investment as well as limitations on imports, have restricted the ability of companies to dismiss employees, have expropriated private sector assets (including mining companies) and have prohibited the remittance of profits to foreign investors.

There is a risk of terrorism in Peru relating to Sendero Luminoso and the Movimiento Revolucionario Tupac Amaru, which were particularly active in the 1980s and early 1990s. We cannot guarantee that acts by these or other terrorist organizations will not adversely affect our operations in the future.

Because, as of the date of this report, we operate solely in Peru, we cannot provide any assurance that political developments in Peru will not have a material adverse effect on market conditions, prices of our securities, our ability to obtain financing, and our results of operations and financial condition.

Legal system in Peru.

Peru may have a less developed legal system than more established economies which could result in risks such as (i) effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or in an ownership dispute, being more difficult to obtain; (ii) a higher degree of discretion on the part of governmental authorities; (iii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iv) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (v) relative inexperience of the judiciary and courts in such matters. Peruvian business people, government officials and agencies and the judicial system’s commitment to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to the licenses and agreements for business.

There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by the actions of government authorities or others and the effectiveness and enforcement of such arrangements in Peru cannot be guaranteed.

Native land claims might affect our title to the Peru Properties and our business plan may fail.

We are unaware of any outstanding native land claims on the Peru Properties. However, it is possible that a native land claim could be made in the future. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail. Notwithstanding the foregoing, we currently have a ten year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the use of their land to conduct mining exploration activities. The ten year term agreement became effective February 25, 2008. This agreement has been recorded with the public registry in order to ensure enforceability against the State and third parties with regards to all of the Peru Properties.

Natural hazards may have an adverse impact on our business.

Fires, earthquakes, floods, volcanic eruptions or other similar catastrophic events could cause personal injury, loss of life, damage or destruction to the project or suspension of operations. Although we may maintain insurance to protect ourselves against certain risks, the proceeds of such insurance may not be adequate to cover reduced revenues, increased expenses or other liabilities arising from the occurrence of any of the events described above. Moreover, there can be no assurance that insurance coverage will be available in the future at commercially reasonable rates or that the amounts for which we will be insured will cover all losses.

Risks Relating to Our Common Stock

Our common stock has a limited trading history and has experienced price volatility.

Our common stock trades on the OTC Bulletin Board. The volume of trading in our common stock varies greatly and may often be light, resulting in what is known as a "thinly-traded" stock. Until a larger secondary market for our common stock develops, the price of our common stock may fluctuate substantially. The price of our common stock may also be impacted by any of the following, some of which may have little or no relation to our Company or industry:

•	The breadth of our stockholder base and extent to which securities professionals follow our common stock;
•	Investor perception of our Company and the mining industry, including industry trends;
•	Domestic and international economic and capital market conditions, including fluctuations in commodity prices;
•	Responses to quarter-to-quarter variations in our results of operations;
•	Announcements of significant acquisitions, strategic alliances, joint ventures or capital commitments by us or our competitors;
•	Additions or departures of key personnel;
•	Sales or purchases of our common stock by large stockholders or our insiders;
•	Accounting pronouncements or changes in accounting rules that affect our financial reporting; and
•	Changes in legal and regulatory compliance unrelated to our performance.

In addition, the stock market in general and the market for mineral exploration companies in particular have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating results or asset values of those companies. These broad market and industry factors may seriously impact the market price and trading volume of our Common Shares regardless of our actual operating performance.

We anticipate that we will raise additional capital through equity financing, which may cause substantial dilution to our existing shareholders.

We may require additional equity financing to be raised in the future. We may issue securities on less than favorable terms to raise sufficient capital to fund our business plan. Any transaction involving the issuance of equity securities or securities convertible into Common Shares would result in dilution, possibly substantial, to present and prospective holders of Common Shares.

We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our Board of Directors considers relevant. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to explore and develop new properties and continue our exploration and development of our current property interests. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

PROMOTERS

Promoters

Gavin Roy, a director and officer of the Company, may be considered to be a promoter of the Company as he took the initiative with respect to organizing the Company (please see “Principal Securityholders”, “Directors and Executive Officers”, “Options to Purchase Securities” and “Executive Compensation”.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Legal proceedings

At the date hereof, the Company is not a party to, and its property is not the subject of, any legal proceedings since its incorporation, and the Company is not aware of any such proceedings contemplated by or against the Company or its property.

Regulatory actions

The Company is not at the date hereof, and since its incorporation has not been, subject to: (i) any penalties or sanctions imposed by a court relating to provincial and territorial securities legislation or by a securities regulatory authority; (ii) any other penalties or sanctions imposed by a court or regulatory body necessary for this Prospectus to contain full, true and plain disclosure of all material facts; or (iii) settlement agreements entered into before a court relating to provincial and territorial securities legislation or with a securities regulatory authority.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Interests of Management and Others in Material Transactions

Other than salaries or fees paid in the ordinary course and securities issued or to be issued to directors and officers of the Company as disclosed herein, no director, executive officer or principal shareholder of the Company or any of their associates or affiliates, has any material interest, direct or indirect, in any transaction within the three years prior to the date of this Prospectus, or in any proposed transaction, that has materially affected or will materially affect the Company.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

Auditors

Manning Elliott LLP, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, V6E 3S7, are the auditors of the Company.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc., 66 Exchange Place, Suite 100, Salt Lake City, Utah, 84111, is the transfer agent and registrar for the Company’s common stock.

MATERIAL CONTRACTS

Documents Affecting the Rights of Security Holders

•Articles of Incorporation filed with the Nevada Secretary of State on August 8, 2005, filed on SEDAR October 20, 2008;

•Articles of Incorporation “Certificate of Amendment”, filed with the Nevada Secretary of State on June 9, 2011, filed on SEDAR June 13, 2011;

•Amended and Restated Bylaws of the Company as of June 9, filed on SEDAR June 13, 2011.

Material Contracts

Except for contracts made in the ordinary course of business, the following are the only material contracts entered into by the Company prior to the date hereof which are currently in effect and considered to be currently material:

• Master Purchase Agreement dated December 5, 2007, between the Company, Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla, respecting the acquisition of the Peru Properties referred to under “Three Year History”, filed on SEDAR November 8, 2011;

• Mining Concessions and Claims Transfer Agreement, dated as of December 5, 2007, between the Company, Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla governing the transfer and registration of the Peru Properties under Peruvian law referred to under “Three Year History”, filed on SEDAR November 8, 2011;

• Agreement On The Use Of Surface Lands With Mining Purposes, dated February 25, 2008, between the Subsidiary and Peasant Community of Huanza governing use of their land to conduct mining exploration activities referred to under “Three Year History”, filed on SEDAR January 26, 2011;

• Fee Arrangement Agreement dated May 29, 2009 between the Company and Dorsey & Whitney LLP respecting the settlement of legal fees referred to under “Options to Purchase Securities”, filed on SEDAR June 2, 2009;

• Fee Arrangement Agreement dated May 29, 2009 between the Company and Rodrigo, Elias & Medrano Abogados respecting the settlement of legal fees referred to under “Options to Purchase Securities”, filed on SEDAR June 2, 2009:

• 2009 Nonqualified Stock Option Plan dated August 24, 2009 referred to under “Options to Purchase Securities”, filed on SEDAR October 26, 2009;

• Amendment No. 1 to Mining Concessions and Claims Transfer Agreement, dated as of December 7, 2010, between the Company, Subsidiary, Leonard Raymond De Melt, and Marlene Ore Lamilla governing the termination of the 1%
NSR Royalty on commercial production at the Peru Properties referred to under “Three Year History”, filed on SEDAR November 8, 2011;

• 2011 Nonqualified Stock Option Plan dated March 17, 2011 referred to under “Options to Purchase Securities”, filed on SEDAR March 23, 2011;

• Section 16 Disgorgement and Settlement Agreement dated February 8, 2011, between the Company and Magellan referred to under “Management’s Discussion and Analysis”, filed on SEDAR February 11, 2011;

• Rescission and Conditional Purchase Agreements dated March 30, 2011 and April 14, 2011, between the Company and Magellan referred to under “Corporate Structure”, filed on SEDAR April 15, 2011;

EXPERTS

Names of Experts

The information in this Prospectus on the Peru Properties is summarized from the Huanza Technical Report dated February, 2011, prepared by Glen Macdonald, P.Geo, an independent Qualified Person under NI 43-101.

Manning Elliott LLP, Chartered Accountants, Vancouver, British Columbia, are the Company’s auditors and such firm has prepared an opinion with respect to the Company’s financial statements for the years ended May 31, 2011, 2010 and 2009.

Interest of Experts

Other than as disclosed herein, none of the foregoing persons or companies have held, received or is to receive any registered or beneficial interests, direct or indirect, in any securities or other property of the Company or of its associates or affiliates when such person or company prepared the report, valuation, statement or opinion aforementioned or thereafter.

OTHER MATERIAL FACTS

Other Material Facts

The Company became a reporting issuer with the SEC on December 28, 2006. On September 15, 2008, the Company became an “OTC Reporting Issuer” with the British Columbia Securities Commission pursuant to BC Instrument 51-509 and has been filing continuous disclosure obligations that apply to a reporting issuer that is a venture issuer on SEDAR.

To management’s knowledge, there are no other material facts about the Company that are not otherwise disclosed in this Prospectus, or are necessary in order for the Prospectus to contain full, true and plain disclosure of all material facts relating to the Company.

FINANCIAL STATEMENT DISCLOSURE

Audited consolidated financial statements of the Company for the financial year ended May 31, 2011 and unaudited consolidated financial statements for the three-month period ended August 31, 2011 are included in this Prospectus as Appendix “A”.

SIGNIFICANT ACQUISITIONS

The Company has not completed a significant acquisition within the last fiscal year.

CERTIFICATE OF THE COMPANY

Dated: December 6, 2011

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities previously issued by the issuer as required by the securities legislation of Alberta.

"Gavin Roy" (signed)	"James Bordian" (signed)
Gavin Roy	James Bordian
President (Principal Executive Officer)	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

"Mark White" (signed)	"Kurt Bordian" (signed)
Mark White	Kurt Bordian
Director	Director

AUDITORS’ CONSENT

AUDITOR'S CONSENT

To the Board of Directors of
Black Tusk Minerals Inc.

We refer to the Company’s Amended and Restated Preliminary Prospectus dated December 6, 2011, amending and restating the Preliminary Non-Offering Prospectus dated November 30, 2011 (the “Preliminary Prospectus”).

We consent to the use of our audit report dated August 29, 2011 on the consolidated balance sheets of the Company as at May 31, 2011 and 2010 and the related consolidated statements of operations, cash flows and stockholders’ deficit for the years then ended and accumulated from August 8, 2005 (Date of Inception) to May 31, 2011 that are included in the Company’s 10-K filed with the United States Securities and Exchange Commission on August 30, 2011, which is incorporated by reference in and forms a part of the Preliminary Prospectus.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia, Canada

December 6, 2011

APPENDIX  “A”

FINANCIAL STATEMENTS

Black Tusk Minerals Inc.
(An Exploration Stage Company)

May 31, 2011

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of
Black Tusk Minerals Inc. (An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Black Tusk Minerals Inc. (An Exploration Stage Company) as of May 31, 2011 and 2010 and the related consolidated statements of operations, cash flows and stockholders’ deficit for the years then ended, and accumulated from August 8, 2005 (Date of Inception) to May 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Tusk Minerals Inc. (An Exploration Stage Company) as of May 31, 2011 and 2010, and the results of its operations, cash flows and stockholders’ deficit for the years then ended and accumulated from August 8, 2005 (Date of Inception) to May 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has working capital deficiency and accumulated losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 29, 2011

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	May 31, 2011 $	May 31, 2010 $

ASSETS

Current Assets

Cash	2	257
Prepaid expenses	964	140

Total Current Assets	966	397

Equipment (Note 2(e))	2,310	–

Total Assets	3,276	397

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	85,872	33,283
Accrued liabilities	22,590	12,816
Due to related parties (Note 3)	151,673	224,734
Convertible notes and interest, current (Note 5)	60,168	–

Total Current Liabilities	320,303	270,833

Convertible Notes and Interest (Note 5)	34,313	52,169

Total Liabilities	354,616	323,002

Contingencies (Note 1) Subsequent Events (Note 11) Stockholders’ Deficit

Common Stock, 100,000,000 shares authorized, $0.001 par value 4,000,000 shares issued and outstanding (2010 – 1,015,785) (Note 6)	4,000	944

Additional Paid-in Capital	2,596,294	2,359,006

Donated Capital (Note 3)	51,750	42,750

Deficit Accumulated During the Exploration Stage	(3,003,384)	(2,725,305)

Total Stockholders’ Deficit	(351,340)	(322,605)

Total Liabilities and Stockholders’ Deficit	3,276	397

(The accompanying notes are an integral part of these consolidated financial statements)

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)

	Accumulated From August 8, 2005 (Date of Inception)	For the Year Ended	For the Year Ended
	to May 31,	May 31,	May 31,
	2011	2011	2010
	$	$	$

Revenue	–	–	–

Expenses

Amortization	538	538	–
Donated rent (Note 3)	17,250	3,000	3,000
Donated services (Note 3)	34,500	6,000	6,000
General and administrative (Note 7)	950,999	145,662	633,547
Impairment of mineral property costs (Note 4)	1,452,208	–	21,958
Mineral property costs (Note 4)	69,340	23,197	42,143
Professional fees	416,903	86,982	113,862

Total Operating Expenses	2,941,738	265,379	820,510

Loss From Operations	(2,941,738)	(265,379)	(820,510)

Other Expenses

Interest on convertible notes (Note 5)	(35,886)	(12,700)	(20,426)
Gain on settlement of debt	–	–	–
Loss on conversion of accounts payable to convertible note (Note 5)	(25,760)	–	(878)

Total Other Expenses	(61,646)	(12,700)	(21,304)

Net Loss	(3,003,384)	(278,079)	(841,814)

Net Loss Per Share – Basic and Diluted		(0.15)	(0.88)

Weighted Average Shares Outstanding		1,833,000	941,000

(The accompanying notes are an integral part of these consolidated financial statements)

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Accumulated From August 8, 2005 (Date of Inception) to May 31, 2011 $	For the Year Ended May 31, 2011 $	For the Year Ended May 31, 2010 $
Operating Activities

Net loss	(3,003,384)	(278,079)	(841,814)

Adjustments to reconcile net loss to cash:

Amortization	538	538	–
Impairment of mineral property	1,452,208	–	21,958
Loss on conversion of accounts payable to convertible note	25,760	–	878
Donated services and rent	51,750	9,000	9,000
Common stock issued for services	4,000	–	–
Accretion of convertible debt	32,045	8,859	20,426
Stock – based compensation	635,903	78,000	557,903

Changes in operating assets and liabilities:
Prepaid expenses	(964)	(824)	(59)
Accounts payable and accrued liabilities	170,703	71,384	11,160
Due to related parties	145,775	35,243	104,097

Net Cash Used in Operating Activities	(485,666)	(75,879)	(116,451)

Investing Activities

Purchase of equipment	(1,495)	(1,495)	–
Mineral property acquisition costs	(112,208)	–	(21,958)

Net Cash Used in Investing Activities	(113,703)	(1,495)	(21,958)
Financing Activities
Bank indebtedness	–	–	(149)
Proceeds from issuance of common stock	431,937	36,500	5,000
Proceeds from loans	93,613	43,500	45,113
Repayment of loans	(25,381)	(2,881)	(22,500)
Share issuance costs	(12,000)	–	–
Advance from related party	111,202	–	111,202

Net Cash Provided by Financing Activities	599,371	77,119	138,666

Increase (Decrease) In Cash	2	(255)	257

Cash - Beginning of Period	–	257	–

Cash - End of Period	2	2	257

Supplemental Disclosures

Interest paid	5,317	3,958	1,159
Income tax paid	–	–	–
Non-cash Investing and Financing Activities

Common shares issued upon the conversion of convertible notes	37,613	10,000	27,613
Common shares issued for mineral property	1,330,000	–	–
Settlement of accounts payable for convertible notes	64,381	–	2,881
Common shares issued for settlement of accounts payable	3,254	3,254	–
Common shares issued for settlement of due to related party	112,978	112,978	–
Issuance of convertible notes for mineral property costs	34,113	–	34,113

(The accompanying notes are an integral part of these consolidated financial statements)

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Deficit
For the Period from August 8, 2005 (Date of Inception) to May 31, 2011
(Expressed in US dollars)

	Shares #	Amount $	Additional Paid-in Capital $	Stock Subscriptions Receivable $	Common Stock Subscribed $	Donated Capital $	Deficit Accumulated During the Exploration Stage $	Total $

Balance – August 8, 2005 (Date of Inception)	–	–	–	–	–	–	–	–

August 8, 2005 – common shares issued for cash at $0.0125 per share	380,000	380	4,370	–	–	–	–	4,750

March 24, 2006 – common shares issued for cash at $0.125 per share	292,000	292	36,208	–	–	–	–	36,500

May 31, 2006 – common shares issued for cash at $3.038 per share	2,880	3	8,997	(250)	–	–	–	8,750

Donated rent and services	–	–	–	–	–	6,750	–	6,750

Net loss for the period	–	–	–	–	–	–	(24,639)	(24,639)

Balance – May 31, 2006	674,880	675	49,575	(250)	–	6,750	(24,639)	32,111

August 31, 2006 – common shares issued for services at $0.125 per share	32,000	32	3,968	–	–	–	–	4,000

Donated rent and services	–	–	–	–	–	9,000	–	9,000

Net loss for the year	–	–	–	–	–	–	(47,215)	(47,215)

Balance – May 31, 2007	706,880	707	53,543	(250)	–	15,750	(71,854)	(2,104)

September 1, 2007 - common shares issued for cash at $3.750 per share	25,123	25	94,186	–	–	–	–	94,211

Share issuance costs	–	–	(3,000)	–	–	–	–	(3,000)

February 8, 2008 - common shares issued for cash at $3.750 per share	4,260	4	15,971	–	–	–	–	15,975

April 24, 2008 – common shares issued for mineral property at a fair value of $3.325 per share	400,000	400	1,329,600	–	–	–	–	1,330,000

April 24, 2008 – common shares returned for cancellation (Note 3)	(240,000)	(240)	(2,760)	–	–	–	–	(3,000)

Subscriptions received	–	–	–	250	–	–	–	250

Common stock subscribed	–	–	–	–	125,750	–	–	125,750

Donated rent and services	–	–	–	–	–	9,000	–	9,000

Net loss for the year	–	–	–	–	–	–	(1,670,861)	(1,670,861)

Balance – May 31, 2008	896,263	896	1,487,540	–	125,750	24,750	(1,742,715)	(103,779)

June 17, 2008 - common shares issued for cash at $0.110 per share	20,480	21	127,979	–	(125,750)	–	–	2,250

September 8, 2008 – common shares issued for cash at $5.00 per share	20,000	20	99,980	–	–	–	–	100,000

Share issuance costs	–	–	(9,000)	–	–	–	–	(9,000)

January 23, 2009 – intrinsic value of beneficial conversion feature on convertible debt (Note 6)	–	–	24,600	–	–	–	–	24,600

January 23, 2009 – fair value of warrants issued	–	–	24,882	–	–	–	–	24,882

Common stock subscribed	–	–	–	–	2,000	–	–	2,000

Donated rent and services	–	–	–	–	–	9,000	–	9,000

Net loss for the year	–	–	–	–	–	–	(140,776)	(140,776)

Balance – May 31, 2009	936,743	937	1,755,981	–	2,000	33,750	(1,883,491)	(90,823)

(The accompanying notes are an integral part of these consolidated financial statements)

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Deficit
For the Period from August 8, 2005 (Date of Inception) to May 31, 2011
(Expressed in US dollars)

	Shares #	Amount $	Additional Paid-in Capital $	Stock Subscriptions Receivable $	Common Stock Subscribed $	Donated Capital $	Deficit Accumulated During the Exploration Stage $	Total $

Balance – May 31, 2009	936,743	937	1,755,981	–	2,000	33,750	(1,883,491)	(90,823)

June 26, 2009 – fair value of warrants issued	–	–	11,338	–	–	–	–	11,338

July 14, 2009 – loss on conversion of accounts payable to convertible note	–	–	878	–	–	–	–	878

August 25, 2009 – fair value of options issued	–	–	457,184	–	–	–	–	457,184

September 1, 2009 – fair value of options issued	–	–	21,851	–	–	–	–	21,851

September 7, 2009 – fair value of options issued	–	–	18,868	–	–	–	–	18,868

September 11, 2009 – common shares issued for conversion of note	3,200	3	13,699	–	–	–	–	13,702

September 11, 2009 – common shares issued for cash at $3.571 per share	1,400	1	6,999	–	(2,000)	–	–	5,000

December 31, 2009 – common shares issued for conversion of note	2,442	3	12,208	–	–	–	–	12,211

January 4, 2010 – fair value of options issued	–	–	60,000	–	–	–	–	60,000

Donated rent and services	–	–	–	–	–	9,000	–	9,000

Treasury shares issued but not paid	72,000	–	–	–	–	–	–	–

Net loss for the year	–	–	–	–	–	–	(841,814)	(841,814)

Balance – May 31, 2010	1,015,785	944	2,359,006	–	–	42,750	(2,725,305)	(322,605)

September 2, 2010 – Cancellation of treasury shares	(72,000)	–	–	–	–	–	–	–
			–	–	–	–	–	–
October 11, 2010 – Adjustment to number of shares outstanding after stock split	11	–	–	–	–	–	–	–
	–	–	–	–	–	–	–	–
February 8, 2011 – Shares issued to settle debt	2,259,537	2,259	110,719	–	–	–	–	112,978
	–	–	–	–	–	–	–	–
February 8, 2011 – Common shares issued for cash at $0.05 per share	330,000	330	16,170	–	–	–	–	16,500
	–	–	–	–	–	–	–	–
March 7, 2011 – common shares issued for cash at $0.075 per share	200,000	200	14,800	–	–	–	–	15,000
	–	–	–	–	–	–	–	–
March 11, 2011 – common shares issued for cash at $0.075 per share	66,667	67	4,933	–	–	–	–	5,000
	–	–	–	–	–	–	–	–
March 30, 2011 – common shares issued for conversion of note	100,000	100	4,900	–	–	–	–	5,000
	–	–	–	–	–	–	–	–
March 31, 2011 – common shares issued for conversion of note	100,000	100	4,900	–	–	–	–	5,000

March 18, 2011 – fair value of options issued	–	–	66,000	–	–	–	–	66,000

April 14, 2011 – fair value of options issued	–	–	12,000	–	–	–	–	12,000

Donated rent and services	–	–	–	–	–	9,000	–	9,000
	–	–	–	–	–	–	–	–
Gain on debt settlement	–	–	2,866	–	–	–	–	2,866
	–	–	–	–	–	–	–	–
Net loss for the year	–	–	–	–	–	–	(278,079)	(278,079)

Balance – May 31, 2011	4,000,000	4,000	2,596,294	–	–	51,750	(3,003,384)	(351,340)

(The accompanying notes are an integral part of these consolidated financial statements)

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

1.     Nature of Business and Continuance of Operations

Black Tusk Minerals Inc. (the “Company”) was incorporated in the State of Nevada on August 8, 2005. Effective September 21, 2007, the Company incorporated a wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its management and shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at May 31, 2011, the Company has a working capital deficiency of $319,337 and has accumulated losses of $3,003,384 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s plans for the next twelve months are to focus on the exploration of its mineral properties in Peru and estimates that cash requirements of approximately $575,000 will be required, $225,000 for research and studies and $350,000 for exploration and administration costs and to fund working capital. There can be no assurance that the Company will be able to raise sufficient funds to pay the expected expenses for the next twelve months.

2.     Summary of Significant Accounting Policies

a)	Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is May 31.

On October 11, 2010, the Company effected a 50:1 reverse stock-split of its issued and outstanding common stock. The issued and outstanding share capital decreased from 47,189,262 shares of common stock to 943,785 shares of common stock. All per share amounts, number and exercise price of stock options, warrants and conversion price of convertible debt have been retroactively restated to reflect the reverse stock-split.

b)	Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to impairment of its mineral properties, valuation of donated capital, stock-based compensation, valuation of financial instruments and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2011 and 2010, the Company has no items that represent other comprehensive loss and therefore, has not included a schedule of other comprehensive loss in the financial statements. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in US dollars, which does not give rise to other comprehensive income or loss.

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

2.     Summary of Significant Accounting Policies (continued)

d)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential split-adjusted shares if their effect is anti-dilutive.  Split-adjusted shares underlying these securities totalled 4,204,989 as at May 31, 2011 (2010 – 115,452).

e)	Equipment

Equipment is comprised of computer equipment and is recorded at cost and amortized using the straight line method over the estimated useful life of 3 years.

f)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g)	Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized.  The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h)	Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i)	Financial Instruments and Fair Value Measures

The Company’s financial instruments consist principally of cash, accounts payable, amounts due to related parties and convertible notes and interest. The Company believes that the recorded values of all of the Company’s financial instruments approximate their current fair values because of their nature, respective relatively short maturity dates or durations, and current market interest rates for similar financial instruments.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

j)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

k)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar ("US dollars"). The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in US dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

l)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation, and ASC 505-50, Equity Based Payments to Non-Employees using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

m)	Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.     Related Party Transactions and Balances

a)
During the year ended May 31, 2011, the Company recognized $6,000 (2010 - $6,000) for donated services at $500 per month, and $3,000 (2010 - $3,000) for donated rent at $250 per month provided by a former director.

b)
At May 31, 2011, the Company paid $1,625 to a former director of the Company for returning 65,000 split-adjusted shares of common stock to the Company for cancellation. At May 31, 2011, the Company is indebted to a former director of the Company for $nil (May 31, 2010 - $1,625)

c)
At May 31, 2011, the Company paid $1,375 to the former secretary, treasurer and director of the Company for returning 55,000 split-adjusted shares of common stock to the Company for cancellation. At May 31, 2011, the Company is indebted to the former Secretary, Treasurer and Director of the Company for $nil (May 31, 2010 - $1,375).

d)
On February 8, 2011, the Company entered into a disgorgement and settlement agreement with Magellan Management Company, wholly owned and controlled by the President of the Company (Magellan). Pursuant to the agreement, the Company issued 5,163,313 units at $0.05 per unit (“Magellan Placement) to settle $261,032 of debt owed to the Related Company (“Magellan Debt”) as a result of cash advances made by the Magellan to the Company. A portion of the Magellan Placement was rescinded (Refer to Note 3(f) below).  Each unit consists of one share of common stock and one warrant to purchase an additional common share of the Company at $0.05. As a result of this issuance of units, the Magellan was subject to matching under section 16(b) of the Securities Exchange Act of 1934, due to sales of shares made by Magellan on August 13 and August 23, 2010. As a result of the matching transaction, Magellan was required to disgorge $2,866 in profits (refer to 3(f) below). The $2,866 was forgiven as part of the Magellan Debt (refer to Note 6(g)).

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

3.	Related Party Transactions and Balances (continued)

e)
At May 31, 2011, the Company is indebted to a company owned by the president of the Company for $151,673 (May 31, 2010 - $221,734), of which $151,673 (May 31, 2010 - $110,532) represents expenses paid on behalf of the Company and $nil (May 31, 2010 - $111,202) represents net cash advances provided to the Company. Indebtedness of $3,164 is non-interest bearing, unsecured and has no specific repayment terms. The remaining indebtedness amount of $148,509 will be converted into units pursuant to a rescission and conditional purchase agreements entered into by the Company and the related party on March 30, 2011 and April 14, 2011 (Refer to Note 3(f) below for details on the Rescission and Conditional Purchase Agreement).

f)
The Company determined that it may have improperly effected a share consolidation and that the Company may not have sufficient authorized capital to satisfy the Company’s business objectives and obligations. On March 30, 2011 and April 14, 2011, the Company entered into a rescission and conditional purchase agreement with Magellan (the “Rescission and Conditional Purchase Agreements”) whereby Magellan and the Company agreed to rescind a portion of the Magellan Placement by rescinding and cancelling 2,703,509 and 266,667 (2,970,176 in the aggregate) shares of common stock and 2,703,509 and 266,667 (2,970,176 in the aggregate) share purchase warrants (collectively, the “Rescinded Units”) in consideration for the Company’s acknowledgement of the debt obligation in the amount of $135,176 and $13,333 ($148,509 in the aggregate) owed to Magellan in connection with the rescission of a portion of the Magellan Placement. The Company and Magellan also agreed that the Company would use commercially reasonable efforts to amend the Articles of Incorporation to increase the authorized capital of the Company, including obtaining shareholder approval for the amendment by a majority of the shareholders of the Company and a majority of the disinterested shareholders of the Company (shareholders excluding Magellan and Gavin Roy), and upon the increase in the authorized shares of common stock of the Company, the Company would permit Magellan to purchase the Rescinded Units under the Rescission and Conditional Purchase Agreements under the same terms as the Magellan Placement. On June 13, 2011, the Company issued to Magellan, 2,970,176 units with each unit consisting of one common share and one common share purchase warrant with an exercise price of $0.05 per share exercisable until February 8, 2016. Refer to Note 11(b).

The above transactions have been recorded at the exchange amounts, being the amounts agreed upon by the related parties.

4.	Mineral Properties

On August 13, 2007, the Company entered into a term sheet with two individuals detailing the principal terms of the Company’s acquisition of 15 mining concessions and pediments covering approximately 8,000 hectares located in the District of Huanza, Province of Huarochiri, Peru. These concessions are subject to a 1% net smelter royalty granted to those individuals. As a result, the Company formed a Peruvian subsidiary to acquire the concessions. On December 5, 2007, the Company entered into a Master Purchase Agreement pursuant to which the Company would issue an aggregate of 400,000 split-adjusted common shares of the Company to the individuals for the transfer of the properties to the Company’s subsidiary. On April 24, 2008, the Company issued the 400,000 split-adjusted common shares at a fair value of $1,330,000. The Company paid $50,000 for the right to use adjacent property for mineral exploration purposes and has spent $41,860 on road building. The total cost of $1,421,860 was recognized as an impairment loss during the year ended May 31, 2008. On December 7, 2010, the Company entered into an Amendment to the Mining Concession Agreement.  Pursuant to the amendment, both parties agreed to terminate the 1% NSR royalty.

During the year ended May 31, 2010, the Company acquired additional mining rights in the district of Huanza, Province of Huarochiri, Peru by paying $21,958 and incurred $42,143 of mineral property costs.  During the year ended May 31, 2011, the Company incurred additional mineral property costs of $23,197. As it has not been determined whether there are proven or probable reserves on the property, the Company recognized an impairment loss of mineral property acquisition costs for the year ended May 31, 2011 of $nil (2010 - $21,958).

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

5.	Convertible Notes

a)
On January 23, 2009, the Company entered into two fee arrangement agreements to settle $61,500 of professional fees included in accounts payable. Pursuant to the agreement the Company issued two convertible notes with an aggregate principal amount of $61,500, bearing interest at 4% per annum, and convertible into the Company’s common shares at a conversion price of $5.00 and warrants to purchase 12,000 split-adjusted shares of the Company’s common stock at $5.00 per share until January 23, 2012. The note is due on the earlier of: (a) January 23, 2012, (b) the date the Company closes an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction, any sale of substantially all of the assets of the Company or any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange) or (c) the date the Company raises financing of $250,000 or more. In accordance with ASC 470-20, Debt – Debt with Conversion and Other Options, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $24,600 as additional paid-in capital and reduced the carrying value of the convertible notes to $36,900. The carrying value of the convertible notes is to be accreted over the term of the convertible notes up to their face value of $61,500. As at May 31, 2011, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $54,385 and $5,782, respectively.

b)
On June 26, 2009, the Company issued four convertible notes in exchange for cash proceeds used to pay concession fees due on the Company’s principal mineral properties in Peru. The notes bear interest at 10% per annum and are convertible into the Company’s common shares at a conversion rate of $5.00 per share. The principal amounts and due dates are as follows: $12,500 due on September 26, 2009 and $37,613 on December 31, 2009. In conjunction with the convertible notes, the Company issued warrants to purchase 10,000 split-adjusted common shares of the Company at a price of $5.00 per share until January 23, 2012. On August 31, 2009, the maturity date of the $12,500 convertible note was amended from August 31, 2009 to September 26, 2009. The notes are due on the earlier of (a) the specified due date, (b) the date the Company closes an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction or any sale of substantially all of the assets of the Company, any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange) or (c) the date the Company raises financing of $250,000 or more. In accordance with ASC 470-20, the Company determined that there was no intrinsic value or beneficial conversion feature on the convertible notes.  As a result, the Company recorded discounts equal to the relative fair value of the detachable warrants of $11,338 as additional paid-in capital and reduced the carrying value of the convertible notes to $38,775. The carrying values of the convertible notes were to be accreted over the term of the convertible notes up to their face value of $50,113.

On September 11, 2009, the Company issued 3,200 split-adjusted shares of common stock upon the conversion of a note in the principal amount of $16,000 and recorded the unamortized discount of $2,298 to additional paid-in capital.

On December 31, 2009, the Company repaid the convertible note in the principal amount of $10,000 due on December 31, 2009.  The Company also made interest payment of $515 on this note.

On December 31, 2009, the Company repaid the convertible note in the principal amount of $12,500 due on September 26, 2009.  The Company also made interest payment of $644 on this note.

On December 31, 2009, the Company issued 2,442 split-adjusted shares of common stock upon the conversion of a note in the principal amount of $11,613 and accrued interest of $598.  As at May 31, 2011, the Company paid the remaining $338 of interest outstanding on this note.

c)
On July 14, 2009, the Company entered into a fee arrangement agreement to settle $2,881 of professional fees included in accounts payable. Pursuant to the agreement the Company issued a convertible note with an aggregate principal amount of $2,881, bearing interest at 4% per annum, and convertible into the Company’s common stock at a conversion price of $5.00 and warrants to purchase 576 split-adjusted shares of the Company’s common stock at $5.00 per share until January 23, 2012. The note is due on the earlier of: (a) January 23, 2012, (b) the Company closing an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction or any sale of substantially all of the assets of the Company, any similar

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

5.	Convertible Notes (continued)

transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange), or (c) the date the Company raises financing of $250,000 or more. In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature. On February 17, 2011, the Company repaid the remaining principle and interest outstanding on the convertible note of $2,881 and $188 respectively.

During the year ended May 31, 2011, the Company recorded a loss on conversion of accounts payable to convertible note of $nil (2010 - $878) equal to the fair value of the warrants issued pursuant to the fee arrangement agreements.

d)
On February 8, 2011, the Company issued two convertible notes with an aggregate principal amount of $33,500, bearing interest at 7% per annum, and convertible into the Company’s common shares at a conversion price of $0.05 and warrants to purchase 670,000 shares of the Company’s common stock at $0.05 per share until March 1, 2016. The note is due on the earlier of: (a) March 1, 2016, (b) the date the Company closes an Acquisition Transaction (defined as (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii), any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange. In the event of a contemplated change of control transaction, the Company shall provide the holder at least fifteen business days prior to the effective date of any change of control transaction, except as may otherwise be prohibited by law) In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature. As at May 31, 2011, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $33,500 and $720, respectively.

e)
On February 10, 2011, the Company issued two convertible notes with an aggregate principal amount of $10,000, bearing interest at 7% per annum, and convertible into Units at $0.05 per unit, consisting of one share of common stock of the Company and one share purchase warrant exercisable to acquire one share of common stock of the Company at an exercise price of $0.05. The note is due on the earlier of: (a) March 1, 2016, (b) the date the Company closes an Acquisition Transaction (defined as (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii), any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange. In the event of a contemplated change of control transaction, the Company shall provide the holder at least fifteen business days prior to the effective date of any change of control transaction, except as may otherwise be prohibited by law). In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature.

On March 31, 2011, the Company issued 200,000 split-adjusted shares of common stock upon the conversion of the notes in the principal amount of $10,000. At May 31, 2011, $94 of accrued interest remains payable.

6.	Common Stock

a)	On September 11, 2009, the Company issued 1,400 split-adjusted common shares at $5.00 per share for gross proceeds of $7,000, of which $2,000 was included in common stock subscribed at May 31, 2009.

b)
On September 11, 2009, the $16,000 convertible note was converted into 3,200 split-adjusted common shares at a conversion price of $5.00 per share. The balance of the unamortized discount of $2,298 was included in additional paid-in capital. See Note 5 (b).

c)	On December 31, 2009, the $11,613 convertible note and accrued interest of $598 was converted into 2,442 split-adjusted common shares at a conversion price of $5.00 per share. See Note 5 (b).

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

6.	Common Stock (continued)

d)
On February 16, 2010, the Company effected a 2:1 forward stock-split of its issued and outstanding common stock. The issued and outstanding share capital increased from 25,394,631 shares of common stock to 50,789,262 shares of common stock. All per share amounts, number and exercise price of stock options, warrants and conversion price of convertible debt have been retroactively restated to reflect the forward stock-split.

e)
On May 3, 2010, the Company issued 72,000 split-adjusted shares of common stock in error that were held in treasury. No consideration was received for these shares, and these shares were cancelled on September 2, 2010.

f)
On October 11, 2010, the Company effected a 50:1 reverse stock-split of its issued and outstanding common stock. The issued and outstanding share capital decreased from 47,189,262 shares of common stock to 943,785 shares of common stock. All per share amounts, number and exercise price of stock options, warrants and conversion price of convertible debt have been retroactively restated to reflect the reverse stock-split.

g)
On February 8, 2011, the Company issued 5,163,313 units at $0.05 per unit to a company which is wholly owned and controlled by the President of the Company to settle $261,032 of debt. Each unit consists on one share of common stock and one warrant to purchase an additional share of the Company’s common stock price of $0.05 per share until February 8, 2016. The Company recorded a credit of $2,867 in additional paid in capital, pursuant to the Disgorgement Agreement. Pursuant to the Rescission and Conditional Purchase Agreements dated March 30, 2011 and April 14, 2011, respectively, the Company rescinded the purchase of 2,970,176 units issued to Magellan for a net issuance of 2,193,137 units to settle $109,657 of debt (Refer Note 3(d) and 3(f)).

h)
On February 8, 2011, the Company issued 66,400 units at $0.05 per unit to settle $3,321 of accounts payable. Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.05 per share until February 8, 2016.

i)
On February 8, 2011, the Company issued 330,000 units at $0.05 per unit for total proceeds of $16,500.    Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.05 per share until February 8, 2016.

j)	On March 9, 2011, the Company issued 200,000 split-adjusted shares of common stock at $0.075 per share for total proceeds of $15,000.

k)	On March 14, 2011, the Company issued 66,667 split-adjusted shares of common stock at $0.075 per share for total proceeds of $5,000.

l)	On March 30, 2011, the Company issued 200,000 split-adjusted units at $0.05 per unit upon the conversion of the two convertible notes as described in Note 5(e).

m)	On June 9, 2011, the Company increased the authorized common stock to 100,000,000 shares (see Note 11).

7)	Stock-Based Compensation

On August 24, 2009, the Company adopted the 2009 Nonqualified Stock Option Plan (the “2009 Plan”). Pursuant to the 2009 Plan, the Company may grant up to a total of 100,000 split-adjusted stock options for the performance of services relating to the operation, development and growth of the Company.  At May 31, 2011, the Company had 40,000 shares of common stock available to be issued under the 2009 Plan.

On August 25, 2009, pursuant to the 2009 Plan, the Company granted 80,000 split-adjusted stock options with immediate vesting to directors, officers, employees and consultants to acquire 80,000 split-adjusted common shares at an exercise price of $5.00 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $457,184, as general and administrative expense.

On September 1, 2009, pursuant to the 2009 Plan, the Company granted 4,000 split-adjusted stock options with immediate vesting to consultants to acquire 4,000 split-adjusted common shares at an exercise price of $5.50 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $21,851, as general and administrative expense.

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

7)	Stock-Based Compensation (continued)

On September 7, 2009, pursuant to the 2009 Plan, the Company granted 4,000 split-adjusted stock options with immediate vesting to consultants to acquire 4,000 split-adjusted common shares at an exercise price of $5.00 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $18,868, as general and administrative expense.

On January 4, 2010, pursuant to the 2009 Plan, the Company granted 12,000 split-adjusted stock options with immediate vesting to consultant to acquire 12,000 split-adjusted common shares at an exercise price of $5.00 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $60,000, as general and administrative expense.

On May 30, 2010, 20,000 split-adjusted stock options were cancelled.

On June 1, 2010, 20,000 split-adjusted stock options were cancelled.

On March 17, 2011, the Company adopted the 2011 Nonqualified Stock Option Plan (the “2011 Plan”). Pursuant to the 2011 Plan, the Company may grant up to a total of 650,000 split-adjusted stock options for the performance of services relating to the operation, development and growth of the Company. At May 31, 2011, the Company had no shares of common stock available to be issued under the 2011 Plan.

On March 18, 2011, pursuant to the 2011 Plan, the Company granted 550,000 split-adjusted stock options with immediate vesting to directors, officers and consultants to acquire 550,000 split-adjusted common shares at an exercise price of $0.12 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $66,000 as general and administrative expense.

On April 6, 2011, pursuant to the 2011 Plan, the Company granted 100,000 split-adjusted stock options with immediate vesting to consultants to acquire 100,000 split-adjusted common shares at an exercise price of $0.12 per share exercisable for 10 years and recorded stock-based compensation for the vested options of $12,000 as general and administrative expense.

The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the year ended May 31, 2011 was $0.12 per share.

The weighted average assumptions used were as follows:

	Year Ended May 31, 2011	Year Ended May 31, 2010

Expected dividend yield	0%	0%
Risk-free interest rate	3.32%	3.50%
Expected volatility	482%	177%
Expected option life (in years)	10	10

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price $	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value $

Outstanding, May 31, 2009	–	–	–	–

Granted	100,000	5.00
Cancelled	(20,000)	5.00

Outstanding, May 31, 2010	80,000	5.00	9.30	–

Granted	650,000	0.12
Cancelled	(20,000)	5.00

Outstanding, May 31, 2011	710,000	0.53	9.69	–

Exercisable, May 31, 2011	710,000	0.53	9.69	–

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)

8) Share Purchase Warrants

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price

Balance – May 31, 2009	12,000	$5.00

Issued	10,576	$5.00

Balance – May 31, 2010	22,576	$5.00

Issued	2,789,537	$0.05

Balance – May 31, 2011	2,812,113	$0.05

9)       Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance, determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs and convertible notes are valued based on “Level 2” inputs, consisting of model driven valuations.  The Company believes that the recorded values of accounts payable, due to related parties and convertible notes and interest approximate their current fair values because of their nature, respective relatively short durations, or current market rates of interest for similar financial instruments.

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2011
(Expressed in US dollars)
9)     Fair Value Measurements (continued)

Assets measured at fair value on a recurring basis were presented on the Company’s consolidated balance sheet as of May 31, 2011 as follows:

	Fair Value Measurements Using

	Quoted Prices in Active Markets For Identical Instruments (Level 1) $	Significant Other Observable Inputs (Level 2) $	Significant Unobservable Inputs (Level 3) $	Balance as of May 31, 2011 $

Assets:
Cash	2	–	–	2
Total Assets	2	–	–	2

10)	Income Taxes

The Company is subject to United States federal income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	May 31, 2011 $	May 31, 2010 $

Net loss before income taxes per financial statements	278,079	841,814

Income tax rate	35%	35%

Expected income tax recovery	(97,328)	(294,635)

Permanent differences	4,007	4,135

Valuation allowance change	93,321	290,500

Provision for income taxes	–	–

      The significant components of deferred income tax assets at May 31, 2011 and 2010 are as follows:

	May 31, 2011 $	May 31, 2010 $

Net operating loss carryforward	1,021,857	928,536

Valuation allowance	(1,021,857)	(928,536)

Net deferred income tax asset	–	–

The Company has net operating loss carryforwards of approximately $2,919,600 available to offset taxable income in future years which expire beginning in fiscal 2028. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

11)	Subsequent Events

a)	On June 9, 2011, the Company filed amended Articles of Incorporation to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares.

b)
On June 13, 2011, Black Tusk Minerals Inc. (the “Company”) issued to Magellan Management Company (“Magellan”), 2,970,176 units with each unit consisting of one common share and one common share purchase warrant with an exercise price of $0.05 per share exercisable until February 8, 2016. This issuance is in accordance with the rescission and conditional purchase agreements entered into by Magellan and the Company on March 30, 2011, and April 14, 2011. Pursuant to those rescission and conditional purchase agreements 2,703,509 units were rescinded on March 30, 2011 and 266,667 units were rescinded on April 14, 2011. Magellan is wholly owned and controlled by Gavin Roy, the President and a director of the Company.

Black Tusk Minerals Inc.
(An Exploration Stage Company)
(unaudited)

August 31, 2011

Index

Index
Consolidated Balance Sheets	F-1

Consolidated Statements of Operations	F-2

Consolidated Statements of Cash Flows	F-3

Notes to the Consolidated Financial Statements	F-4

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	August 31, 2011 $	May 31, 2011 $
	(unaudited)

ASSETS

Current Assets

Cash	9,096	2
Prepaid expenses	596	964

Total Current Assets	9,692	966

Equipment	2,073	2,310

Total Assets	11,765	3,276

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	99,032	85,872
Accrued liabilities	15,483	22,590
Due to related parties (Note 3)	20,911	151,673
Convertible notes and interest, current (Note 5)	63,402	60,168

Total Current Liabilities	198,828	320,303

Convertible Notes and Interest (Note 5)	34,905	34,313

Total Liabilities	233,733	354,616

Contingencies (Note 1)

Subsequent Events (Note 10)

Common Stock, 100,000,000 shares authorized, $0.001 par value 6,970,176 shares issued and outstanding (May 31, 2011 – 4,000,000) (Note 6)	6,970	4,000

Additional Paid-in Capital	2,741,832	2,596,294

Common Stock Issuable (Note 6 (c))	10,000	–

Common Stock Subscribed (Note 6 (d) and (e))	32,500	–

Donated Capital (Note 3)	54,000	51,750

Deficit Accumulated During the Exploration Stage	(3,067,270)	(3,003,384)

Total Stockholders’ Deficit	(221,968)	(351,340)

Total Liabilities and Stockholders’ Deficit	11,765	3,276

(The accompanying notes are an integral part of these consolidated financial statements)
F-1

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)
(Unaudited)

	Accumulated From August 8, 2005 (Date of Inception) to August 31, 2011 $	For the Three Months Ended August 31, 2011 $	For the Three Months Ended August 31, 2010 $

Revenue	–	–	–

Expenses

Amortization	775	237	75
Donated rent (Note 3)	18,000	750	750
Donated services (Note 3)	36,000	1,500	1,500
General and administrative (Note 7)	967,088	16,089	4,721
Impairment of mineral property costs	1,452,208	–	–
Mineral property costs (Note 4)	88,670	19,330	20,697
Professional fees	439,057	22,154	15,614

Total Operating Expenses	3,001,798	60,060	43,357

Loss From Operations	(3,001,798)	(60,060)	(43,357)

Other Expenses

Interest on convertible notes (Note 5)	(39,712)	(3,826)	(3,136)
Loss on conversion of accounts payable to convertible note (Note 5)	(25,760)	–	–

Total Other Expenses	(65,472)	(3,826)	(3,136)

Net Loss	(3,067,270)	(63,886)	(46,493)

Net Loss Per Share – Basic and Diluted		(0.01)	(0.05)

Weighted Average Shares Outstanding		6,550,000	1,015,785

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	Accumulated From August 8, 2005 (Date of Inception) to August 31, 2011 $	For the Three Months Ended August 31, 2011 $	For the Three Months Ended August 31, 2010 $

Operating Activities

Net loss	(3,067,270)	(63,886)	(46,493)

Adjustments to reconcile net loss to cash:

Amortization	775	237	75
Impairment of mineral property	1,452,208	–	–
Loss on conversion of accounts payable to convertible note	25,760	–	–
Donated services and rent	54,000	2,250	2,250
Common stock issued for services	4,000	–	–
Accretion of convertible debt	34,660	2,615	3,185
Gain on settlement of debt	2,867	–	–
Stock – based compensation	635,903	–	–

Changes in operating assets and liabilities:
Prepaid expenses	(596)	368	140
Accounts payable and accrued liabilities	175,100	7,264	12,731
Due to related parties	163,521	17,746	27,879

Net Cash Used in Operating Activities	(519,072)	(33,406)	(233)

Investing Activities

Purchase of equipment	(1,495)	–	–
Mineral property acquisition costs	(112,208)	–	–

Net Cash Used in Investing Activities	(113,703)	–	–

Financing Activities

Proceeds from issuance of common stock	474,437	42,500	–
Proceeds from loans	93,613	–	–
Repayment of loans	(25,381)	–	–
Share issuance costs	(12,000)	–	–
Advance from related party	111,202	–	–

Net Cash Provided by Financing Activities	641,871	42,500	–

Increase (Decrease) In Cash	9,096	9,094	(233)

Cash - Beginning of Period	–	2	257

Cash - End of Period	9,096	9,096	24

Supplemental Disclosures

Interest paid	6,528	1,211	1,159
Income tax paid	–	–	–

Non-cash Investing and Financing Activities

Common shares issued upon the conversion of convertible notes	27,613	–	27,613
Common shares issued for mineral property	1,330,000	–	–
Settlement of accounts payable for convertible notes	64,381	–	2,881
Common shares issued for settlement of accounts payable	3,254	–	–
Common shares issued for settlement of due to related party	258,838	148,508	–
Issuance of convertible notes for mineral property costs	34,113	–	34,113
(The accompanying notes are an integral part of these consolidated financial statements)
F-3

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

1.    Nature of Business and Continuance of Operations

Black Tusk Minerals Inc. (the “Company”) was incorporated in the State of Nevada on August 8, 2005. Effective September 21, 2007, the Company incorporated a wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its management and shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at August 31, 2011, the Company has a working capital deficiency of $189,136 and has accumulated losses of $3,067,270 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s plans for the next twelve months are to focus on the exploration of its mineral properties in Peru and estimates that cash requirements of approximately $575,000 will be required, $225,000 for research and studies and $350,000 for exploration and administration costs and to fund working capital. There can be no assurance that the Company will be able to raise sufficient funds to pay the expected expenses for the next twelve months.

2     Summary of Significant Accounting Policies

a)	Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned Peruvian subsidiary, Black Tusk Minerals Peru SAC. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is May 31.

On October 11, 2010, the Company effected a 50:1 reverse stock-split of its issued and outstanding common stock. The issued and outstanding share capital decreased from 47,189,262 shares of common stock to 943,785 shares of common stock. All per share amounts, number and exercise price of stock options, warrants and conversion price of convertible debt have been retroactively restated to reflect the reverse stock-split.

b)	Interim Consolidated Financial Statements

The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended May 31, 2011, included in the Company’s Annual Report on Form 10-K filed on August 30, 2011 with the SEC.

The consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position at August 31, 2011, and the consolidated results of its operations and consolidated cash flows for the three months ended August 31, 2011 and August 31, 2010. The results of operations for the three months ended August 31, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year ending May 31, 2012.

F-4

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

c)	Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to impairment of its mineral properties, valuation of donated capital, stock-based compensation, valuation of financial instruments and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of other comprehensive loss and its components in the financial statements. As at August 31, 2011 and 2010, the Company has no items that represent other comprehensive loss and therefore, has not included a schedule of other comprehensive loss in the financial statements. The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in US dollars, which does not give rise to other comprehensive income or loss.

e)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential split-adjusted shares if their effect is anti-dilutive.  Split-adjusted shares underlying these securities totalled 6,975,165 as at August 31, 2011 (2010 – 89,014).

f)	Equipment

Equipment is comprised of computer equipment and is recorded at cost and amortized using the straight line method over the estimated useful life of 3 years.

g)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

h)	Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized.  The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

F-5

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

i)	Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

j)	Financial Instruments and Fair Value Measures

The Company’s financial instruments consist principally of cash, accounts payable, amounts due to related parties and convertible notes and interest. The Company believes that the recorded values of all of the Company’s financial instruments approximate their current fair values because of their nature, respective relatively short maturity dates or durations or market rates for similar financial instruments.

The Company’s operations are in Canada and Peru, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

k)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

l)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar ("US dollars"). The Company’s Peruvian subsidiary uses the US dollar for its transactions and accounts for its operations in US dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation, and ASC 505-50, Equity Based Payments to Non-Employees using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

n)	Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-6

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

3.	Related Party Transactions and Balances

a)
During the three months August 31, 2011, the Company recognized $1,500 (2010 - $1,500) for donated services at $500 per month, and $750 (2010 - $750) for donated rent at $250 per month provided by a former director.

b)
On February 8, 2011, the Company entered into a disgorgement and settlement agreement with Magellan Management Company, wholly owned and controlled by the President of the Company (Magellan). Pursuant to the agreement, the Company issued 5,163,313 units at $0.05 per unit (“Magellan Placement) to settle $261,032 of debt owed to the Related Company (“Magellan Debt”) as a result of cash advances made by the Magellan to the Company. A portion of the Magellan Placement was rescinded (Refer to Note 3(d) below).  Each unit consists of one share of common stock and one warrant to purchase an additional common share of the Company at $0.05. As a result of this issuance of units, the Magellan was subject to matching under section 16(b) of the Securities Exchange Act of 1934, due to sales of shares made by Magellan on August 13 and August 23, 2010. As a result of the matching transaction, Magellan was required to disgorge $2,866 in profits (refer to 3(d) below). The $2,866 was forgiven as part of the Magellan Debt (refer to Note 6(b)).

c)
At August 31, 2011, the Company is indebted to a director and to a company owned by the president of the Company for $20,911 (May 31, 2011 - $151,673), of which $20,911 (May 31, 2011 - $151,673) represents expenses paid on behalf of the Company and $nil (May 31, 2011 - $nil) represents net cash advances provided to the Company. The indebtedness is non-interest bearing, unsecured and has no specific repayment terms.

d)
The Company determined that it may have improperly effected a share consolidation and that the Company may not have sufficient authorized capital to satisfy the Company’s business objectives and obligations. On March 30, 2011 and April 14, 2011, the Company entered into a rescission and conditional purchase agreement with Magellan (the “Rescission and Conditional Purchase Agreements”) whereby Magellan and the Company agreed to rescind a portion of the Magellan Placement by rescinding and cancelling 2,703,509 and 266,667 (2,970,176 in the aggregate) shares of common stock and 2,703,509 and 266,667 (2,970,176 in the aggregate) share purchase warrants (collectively, the “Rescinded Units”) in consideration for the Company’s acknowledgement of the debt obligation in the amount of $135,176 and $13,333 ($148,509 in the aggregate) owed to Magellan in connection with the rescission of a portion of the Magellan Placement. The Company and Magellan also agreed that the Company would use commercially reasonable efforts to amend the Articles of Incorporation to increase the authorized capital of the Company, including obtaining shareholder approval for the amendment by a majority of the shareholders of the Company and a majority of the disinterested shareholders of the Company (shareholders excluding Magellan and Gavin Roy), and upon the increase in the authorized shares of common stock of the Company, the Company would permit Magellan to purchase the Rescinded Units under the Rescission and Conditional Purchase Agreements under the same terms as the Magellan Placement. On June 13, 2011, the Company issued to Magellan, 2,970,176 units, with each unit consisting of one common share and one common share purchase warrant with a conversion price of $0.05 per share exercisable until February 8, 2016, in accordance with the rescission and conditional purchase agreements entered into by Magellan and the Company on March 30, 2011, and April 14, 2011.

The above transactions have been recorded at the exchange amounts, being the amounts agreed upon by the related parties.

F-7

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

4.	Mineral Properties

On August 13, 2007, the Company entered into a term sheet with two individuals detailing the principal terms of the Company’s acquisition of 15 mining concessions and pediments covering approximately 8,000 hectares located in the District of Huanza, Province of Huarochiri, Peru. These concessions are subject to a 1% net smelter royalty granted to those individuals. As a result, the Company formed a Peruvian subsidiary to acquire the concessions. On December 5, 2007, the Company entered into a Master Purchase Agreement pursuant to which the Company would issue an aggregate of 400,000 split-adjusted common shares of the Company to the individuals for the transfer of the properties to the Company’s subsidiary. On April 24, 2008, the Company issued the 400,000 split-adjusted common shares at a fair value of $1,330,000. The Company paid $50,000 for the right to use adjacent property for mineral exploration purposes and has spent $41,860 on road building. The total cost of $1,421,860 was recognized as an impairment loss during the year ended May 31, 2008. On December 7, 2010, the Company entered into an Amendment to the Mining Concession Agreement.  Pursuant to the amendment, both parties agreed to terminate the 1% NSR royalty.

During the year ended May 31, 2010, the Company acquired additional mining rights in the district of Huanza, Province of Huarochiri, Peru by paying $21,958 and incurred $42,143 of mineral property costs.  During the year ended May 31, 2011, the Company incurred additional mineral property costs of $23,197. As it has not been determined whether there are proven or probable reserves on the property, the Company previously recognized an impairment loss and has fully written off mineral property acquisition costs as of May 31, 2011 and all exploration costs have been expensed.

5.	Convertible Notes

a)
On January 23, 2009, the Company entered into two fee arrangement agreements to settle $61,500 of professional fees included in accounts payable. Pursuant to the agreement the Company issued two convertible notes with an aggregate principal amount of $61,500, bearing interest at 4% per annum, and convertible into the Company’s common shares at a conversion price of $5.00 and warrants to purchase 12,000 split-adjusted shares of the Company’s common stock at $5.00 per share until January 23, 2012. The note is due on the earlier of: (a) January 23, 2012, (b) the date the Company closes an Acquisition Transaction (defined as the sale of equity securities or securities convertible into equity securities, any merger, consolidation, statutory share exchange or acquisition transaction, any sale of substantially all of the assets of the Company or any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange) or (c) the date the Company raises financing of $250,000 or more. In accordance with ASC 470-20, Debt – Debt with Conversion and Other Options, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $24,600 as additional paid-in capital and reduced the carrying value of the convertible notes to $36,900. The carrying value of the convertible notes is to be accreted over the term of the convertible notes up to their face value of $61,500. As at August 31, 2011, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $56,999 and $6,403, respectively.

b)
On February 8, 2011, the Company issued two convertible notes with an aggregate principal amount of $33,500, bearing interest at 7% per annum, and convertible into the Company’s common shares at a conversion price of $0.05 and warrants to purchase 670,000 shares of the Company’s common stock at $0.05 per share until March 1, 2016. The note is due on the earlier of: (a) March 1, 2016, (b) the date the Company closes an Acquisition Transaction (defined as (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii), any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company, unless following the completion of such transaction, the then existing shareholders of the Company own or control, indirectly or directly at least 50% of the voting power or liquidation rights of the Company or the successor of such merger, consolidation or statutory share exchange. In the event of a contemplated change of control transaction, the Company shall provide the holder at least fifteen business days prior to the effective date of any change of control transaction, except as may otherwise be prohibited by law) In accordance with ASC 470-20, the Company did not recognize intrinsic value as there was no beneficial conversion feature. As at August 31, 2011, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $33,500 and $1,405, respectively.

F-8

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

6.	Common Stock

a)	On June 9, 2011, the Company increased the authorized common stock to 100,000,000 shares.

b)
On June 13, 2011, the Company issued 2,970,176 units at $0.05 per unit to settle the remaining $148,508 of debt (Refer Note 3(d)). Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.05 per share until February 8, 2016.

c)
On June 21, 2011, the Company received 200,000 warrants to be exercised at $0.05 per share of common stock of the Company. The shares were issued on September 28, 2011 (Refer to Note 10(c) Subsequent Events).

d)
On July 21, 2011, the Company received $22,500 for subscriptions for units at $0.15 per unit. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013. The units were issued on September 28, 2011 (Refer to Note 10(b) Subsequent Events).

e)
On July 24, 2011, the Company received $10,000 for subscriptions for units at $0.15 per unit. Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013. The units were issued on September 28, 2011 (Refer to Note 10(b) Subsequent Events).

7.	Stock-Based Compensation

On August 24, 2009, the Company adopted the 2009 Nonqualified Stock Option Plan (the “2009 Plan”). Pursuant to the 2009 Plan, the Company may grant up to a total of 100,000 split-adjusted stock options for the performance of services relating to the operation, development and growth of the Company.  At August 31, 2011, the Company had 40,000 shares of common stock available to be issued under the 2009 Plan.

On March 17, 2011, the Company adopted the 2011 Nonqualified Stock Option Plan (the “2011 Plan”). Pursuant to the 2011 Plan, the Company may grant up to a total of 650,000 split-adjusted stock options for the performance of services relating to the operation, development and growth of the Company. At August 31, 2011, the Company had no shares of common stock available to be issued under the 2011 Plan.

The Company did not grant any stock options during the three month period ended August 31, 2011.

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value $

Outstanding, May 31, 2010	80,000	5.00	9.30	–

Granted	650,000	0.12
Cancelled	(20,000)	5.00

Outstanding, May 31, 2011	710,000	0.53	9.69	–

Granted	–	–	–
Cancelled	–	–	–

Outstanding, August 31, 2011	710,000	0.53	9.43	–

Exercisable, August 31, 2011	710,000	0.53	9.43	–

F-9

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

8.	Share Purchase Warrants

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price

Balance – May 31, 2010	22,576	$5.00

Issued	2,789,537	$0.05

Balance – May 31, 2011	2,812,113	$0.05

Issued	2,970,176	$0.05
Exercised (Note 6 (c))	(200,000)	$0.05

Balance – August 31, 2011	5,582,289	$0.07

F-10

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

9.	Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance, determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs and convertible notes are valued based on “Level 2” inputs, consisting of model driven valuations.  The Company believes that the recorded values of convertible notes approximate their fair values based on market rates for similar financial instruments and all of the other financial instruments approximate their fair values because of their nature or respective relatively short durations.

Assets measured at fair value on a recurring basis were presented on the Company’s consolidated balance sheet as of August 31, 2011 as follows:

	Fair Value Measurements Using

	Quoted Prices in Active Markets For Identical Instruments (Level 1) $	Significant Other Observable Inputs (Level 2) $	Significant Unobservable Inputs (Level 3) $	Balance as of August 31, 2011 $

Assets:
Cash	9,096	–	–	9,096
Total Assets	9,096	–	–	9,096

There were no liabilities measured at their fair value on a recurring basis presented on the Company’s consolidated balance sheet as of August 31, 2011.

F-11

Black Tusk Minerals Inc.
(An Exploration Stage Company)
Notes to the Unaudited Consolidated Financial Statements
August 31, 2011
(Expressed in US dollars)

10.	Subsequent Events

a)
On September 14, 2011, the Company granted 65,000 options to consultants exercisable at a price of $0.12 per option. Pursuant to the Company’s 2009 and 2011 Nonqualified Stock Option Plans, 25,000 options will expire on August 23, 2019 and 40,000 options will expire on March 16, 2021.

b)
On September 28, 2011, the Company closed a private placement for 283,334 units at a price of $0.15 per unit. The Company issued 216,667 units raising a total of $32,500 and issued 66,667 units (valued at $10,000) in return for services under a consulting agreement.  Each unit consists of one share of common stock of the Company and one half share purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

c)	On September 28, the Company issued 200,000 common shares of the Company for warrants exercised on June 21, 2011 (see note 6 (c)).

F-12